UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

ATN International, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ATN INTERNATIONAL, INC.
500 Cummings Center, Suite 2450
Beverly, MA 01915
NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD June 6, 2023
April 27, 2023
Dear Stockholder:
You are cordially invited to attend our Annual Meeting of Stockholders to be held at ATN’s headquarters location, 500 Cummings Center, Suite 2450, Beverly, MA 01915 on Tuesday, June 6, 2023 at 9:00 a.m. ET (the “Annual Meeting”). The Annual Meeting is scheduled to be held for the following purposes:
1.
To elect seven directors to hold office until the next annual meeting of stockholders or until their respective successors are elected and qualified;

2.
To approve the adoption of the Company’s 2023 Equity Compensation Plan and the reservation of 1,400,000 shares for issuance in accordance therewith;

3.
To hold an advisory vote (known as a “Say on Pay” vote) on the compensation of our named executive officers;

4.
To hold an advisory vote (known as a “Say When on Pay” vote) on the frequency of future advisory votes on the compensation of our named executive officers;

5.
To ratify the selection of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2023; and

6.
To transact any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

Stockholders of record at the close of business on April 14, 2023 are entitled to notice of, and to vote at, the Annual Meeting. During the ten days prior to the Annual Meeting, a list of such stockholders will be available for inspection during our ordinary business hours at our office at the address above.
Whether or not you expect to attend the meeting, please cast your vote via the Internet, telephone or mail to ensure that your shares are represented at the Annual Meeting. If you attend the meeting and vote in person, your proxy will not be used.
By order of the Board of Directors,
Mary M. Mabey
Secretary

i

ii

ATN INTERNATIONAL, INC.
500 Cummings Center, Suite 2450
Beverly, MA 01915
PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 6, 2023
GENERAL INFORMATION ABOUT VOTING
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of ATN International, Inc., a Delaware corporation (the “Company,” “we,” “us,” and “our”), for use at the 2023 Annual Meeting of Stockholders to be held on June 6, 2023, at 9:00 a.m. ET (the “Annual Meeting”), or any adjournments or postponements thereof.
Pursuant to certain rules of the U.S. Securities and Exchange Commission (“SEC”) that allow issuers to furnish proxy materials to stockholders over the Internet, we are posting our proxy materials on the Internet and delivering a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access or request a copy of our Proxy Statement, our Annual Letter to Stockholders and our Annual Report on Form 10-K for the year ended December 31, 2022 (excluding exhibits). We first mailed the Notice to stockholders on April 27, 2023, unless they requested printed copies of our proxy materials. If you would like to receive a paper or e-mail copy of our proxy materials, please follow the instructions in the Notice. If you requested printed versions of these materials by mail, they will also include a proxy card for the Annual Meeting on June 6, 2023.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 6, 2023: This Proxy Statement and our 2022 Annual Report on Form 10-K are available at http://ir.atni.com/financials.cfm.
This document includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.
Who Can Vote
Only stockholders of record at the close of business on April 14, 2023 are entitled to vote at the Annual Meeting. On that date, 15,787,337 shares of common stock, par value $0.01 per share (“Common Stock”), were outstanding, with each share entitled to one vote. If your shares are registered with our transfer agent directly in your name, you are considered the stockholder of record with respect to those shares. If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the beneficial owner of those shares. As a beneficial owner, you may direct your broker or other holder of record on how to vote your owned shares by following their instructions.
Voting
You may vote your shares held of record either by attending the meeting and voting in person or voting by proxy. To vote in person, you must attend the Annual Meeting and cast your vote. You do not need to register in advance to attend the Annual Meeting. On April 27, 2023, we mailed the Notice to stockholders, unless they requested printed copies of our proxy materials. The Notice contains instructions on how to access our proxy materials and how to vote. You may vote over the Internet or by telephone prior to the Annual Meeting, or, if you requested printed copies of our proxy materials, by completing, dating and returning a proxy card. Please review the instructions on the Notice or on the proxy card regarding your voting options. Any proxy that is voted according to the instructions included in the Notice or on the proxy card will be voted in the manner instructed by the stockholder, and if no instructions are given, the shares represented thereby will be voted by the proxy holders as follows:
•
FOR the election of the director nominees named herein;

•
FOR the approval of the adoption of the Company’s 2023 Equity Compensation Plan and the reservation of 1,400,000 shares of Company common stock for issuance therewith;

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FOR an advisory vote to approve the compensation of our named executive officers;

•
FOR the frequency of an advisory vote to approve the compensation of our named executive officers to take place EVERY THREE YEARS;

•
FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor; and

•
in accordance with the judgment of the proxy holders named on the proxy as to any other matter that is properly brought before the Annual Meeting, or any adjournments or postponements thereof.

If you hold your shares through a bank, broker or other nominee, the bank, broker or other nominee will give you separate instructions for voting your shares. Telephone and Internet voting will also be offered to stockholders owning shares through certain banks and brokers. You must make arrangements with your bank, broker or other nominee in advance of the Annual Meeting to vote your shares in person.
Quorum
The holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present at the Annual Meeting, the stockholders present may adjourn the Annual Meeting from time to time, without notice, other than by announcement at the meeting, until a quorum is present or represented. At any such subsequent meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting.
Votes Required
Proposal 1, the election of each director nominee, requires the affirmative vote of a majority of the votes cast and entitled to vote at the Annual Meeting regarding such director nominee’s election. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the election of the director nominees. A broker non-vote occurs when a bank, broker or other nominee cannot vote a customer’s shares registered in the bank’s, broker’s or other nominee’s name because the customer did not send instructions on how to vote on the matter and the bank, broker or nominee is prohibited by law or stock exchange regulations from exercising its discretionary voting authority in the particular matter. Banks, brokers and other nominees will not be entitled to vote a customer’s shares in their discretion on Proposal 1.
Proposal 2, approval of the adoption of the Company’s 2023 Equity Compensation Plan and the reservation of 1,400,000 shares of Company common stock for issuance therewith requires the affirmative vote of a majority of the shares present at the Annual Meeting, or represented by proxy, and entitled to vote on the matter. Abstentions will be considered to be votes present and entitled to vote on this proposal and, therefore, they will have the effect of a vote against this proposal. Banks, brokers and other nominees will not be entitled to vote a customer’s shares in their discretion on Proposal 2, however, such broker non-votes will have no effect on Proposal 2.
Proposal 3, the advisory vote on the compensation of our named executive officers, requires the affirmative vote of a majority of the shares present, or represented by proxy, and entitled to vote on the matter. Abstentions will be considered to be votes present and entitled to vote on this proposal and, therefore, they will have the effect of a vote against this proposal. Banks, brokers and other nominees will not be entitled to vote a customer’s shares in their discretion on Proposal 3, however, such broker non-votes will have no effect on Proposal 3.
Proposal 4, the advisory vote to determine the frequency of future advisory votes on the compensation of our named executive officers, requires an affirmative vote of a plurality of the shares cast and entitled to vote on the matter. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the results of Proposal 4.

Proposal 5, the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2023 requires the affirmative vote of a majority of the shares present at the Annual Meeting, or represented by proxy, and entitled to vote on the matter. Abstentions will be considered to be votes present and entitled to vote on this proposal and, therefore, they will have the effect of a vote against this proposal. Banks, brokers and other nominees will be entitled to vote a customer’s shares in their discretion on Proposal 5, so there will be no broker non-votes on Proposal 5.
Revocability of Proxies
A proxy may be revoked at any time before it is exercised by delivering a written revocation to ATN International, Inc., Attn: Secretary, 500 Cummings Center, Suite 2450, Beverly, MA 01915. A proxy may also be revoked by re-voting by Internet or by telephone as instructed on your Notice or proxy card, as applicable, or by voting in person at the Annual Meeting. If you hold your shares through a bank, broker or other nominee, you must make arrangements with your bank, broker, or other nominee to revoke your proxy.
Where Can I Find the Voting Results of the Annual Meeting?
The preliminary voting results will be announced at the Annual Meeting, and we will publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.
Solicitation Expenses
This solicitation is being made by us and as such, we will bear all costs of solicitation of proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail, facsimile and personal interviews. We will request brokers, banks, and other holders of record to forward proxy soliciting material to beneficial owners. We will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of the proxy materials. In addition, we will engage Broadridge Investor Communications Solutions, Inc. to assist in the distribution of proxy materials to banks, brokers, nominees and intermediaries at an estimated cost of approximately $20,000 for any such services, plus reasonable out-of-pocket expenses.
Who to Contact for Additional Information
If you have questions about how to submit your proxy, or if you received paper copies of our proxy materials and you need additional copies of this Proxy Statement or the enclosed proxy card, please contact our proxy solicitor:
Broadridge Investor Communications Solutions, Inc.
BY INTERNET: www.proxyvote.com
BY TELEPHONE: 1-800-579-1639
BY E-MAIL: sendmaterial@proxyvote.com
If you have questions about attending the meeting in person or require directions, please contact us at the following address or telephone number:
ATN International, Inc.
Attn: Investor Relations
500 Cummings Center
Suite 2450
Beverly, MA 01915
BY TELEPHONE: (978) 619-1300
BY E-MAIL: ir@atni.com

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information known to us as of April 14, 2023 (unless otherwise indicated in the footnotes to this table) with respect to the shares of our common stock that were beneficially owned as of such date by:
•
each of our current directors and director nominees;

•
each of our named executive officers as listed in the Summary Compensation Table herein;

•
all of our current directors and executive officers as a group; and

•
each person (including any partnership, syndicate or other group) known to us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock.

The number of shares beneficially owned by each person listed below includes any shares that the person has a right to acquire on or before June 13, 2023 by exercising rights to acquire shares. For each person listed below, the percentage set forth under “Percent of Class” was calculated based on 15,789,317 shares of Common Stock outstanding on April 14, 2023, plus any shares that person could acquire on or before June 13, 2023. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to the shares shown as beneficially owned by them. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o ATN International, Inc., 500 Cummings Center, Suite 2450, Beverly, MA 01915.
	Shares Beneficially Owned
Beneficial Owners	Number	Percent of Class
Directors, Director Nominees, Named Executive Officers:
Michael T. Prior(1)	585,704	3.71%
Bernard J. Bulkin	14,759	*
James S. Eisenstein	8,982	*
Richard J. Ganong	11,549	*
April V. Henry	3,880	*
Derek Hudson	—	*
Patricia Jacobs	—	*
Pamela F. Lenehan	7,628	*
Liane J. Pelletier	20,816	*
Justin D. Benincasa(2)	34,229	*
Justin M. Leon	3,094	*
Mary M. Mabey(3)	11,256	*
Brad W. Martin	15,062	*
All Current Directors, Director Nominees and Executive Officers as a group (13 persons)(4)	716,960	4.54%
5% Stockholders:
Cornelius B. Prior, Jr.(5)	4,184,730	26.50%
BlackRock, Inc.(6)	1,804,666	11.43%
The Vanguard Group(7)	1,178,440	7.46%
Dimensional Fund Advisors LP(8)	1,117,532	7.08%
Global Alpha Capital Management Ltd.(9)	1,151,352	7.29%

*
Less than 1%.

(1)
Includes 448,349 shares owned by Mr. Prior or the Michael T. Prior 2013 Trust and 128,847 shares owned by the Lauren T. Prior 2013 Trust, for each of which Mr. Prior serves as trustee. Also includes

8,041 shares held by the RP 2014 Trust, 7,741 shares held by the WP 2015 Trust, 8,141 shares held by the JP 2018 Trust and 3,335 shares held by the Prior Family Trust 2019. Mr. Prior serves as trustee for each trust and disclaims beneficial ownership of all shares held by these trusts.
(2)
Includes 42,142 shares owned by Justin D. Benincasa Revocable Trust, for which Mr. Benincasa serves as trustee.

(3)
Includes 7,979 shares held jointly with Ms. Mabey’s spouse.

(4)
See footnotes (1) through (3).

(5)
Based on information contained in this holder’s schedule 13G/A filed with the SEC on February 9, 2023. Mr. C.B. Prior has sole voting and dispositive power with respect to 4,184,730 shares and shared voting and dispositive power with respect to 500 shares. The business address for Mr. C.B. Prior is 5521 Curacao Gade, St. Thomas, Virgin Islands 00802.

(6)
Based on information contained in this holder’s schedule 13G/A filed with the SEC on January 26, 2023, BlackRock, Inc. (“Blackrock”) has sole voting power with respect to 1,771,991 shares and sole dispositive power with respect to 1,804,666 shares. The address of Blackrock is 55 East 52nd Street, New York, New York 10055.

(7)
Based on information contained in this holder’s schedule 13G/A filed with the SEC on February 9, 2023, The Vanguard Group (“Vanguard”) does not have sole voting power with respect to any shares, shared voting power with respect to 7,313 shares, sole dispositive power with respect to 1,162,873 shares and shared dispositive power with respect to 15,567 shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(8)
Based on information contained in this holder’s schedule 13G/A filed with the SEC on February 10, 2023, Dimensional Fund Advisors LP (“Dimensional”) has sole voting power with respect to 1,095,521 shares and sole dispositive power with respect to 1,117,532 shares. The address of Dimensional is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(9)
Based on information contained in this holder’s schedule 13G/A filed with the SEC on February 10, 2023, Global Alpha Capital Management Ltd. (“Global Alpha”) has sole voting power with respect to 823,537 shares and sole dispositive power with respect to 1,151,352 shares. The address of Global Alpha is 1800 McGill College, Suite 1300, Montreal, Quebec, H3A 3J6, Canada.

PROPOSAL 1: ELECTION OF DIRECTORS
Stockholders are being asked to elect the following seven members to our Board to hold office until our next annual meeting of stockholders or until their respective successors are elected and qualified, subject to their earlier retirement, resignation or removal:
Bernard J. Bulkin
Richard J. Ganong
April V. Henry
Derek Hudson
Patricia Jacobs
Pamela F. Lenehan
Michael T. Prior
Each nominee has consented to his or her nomination and is expected to stand for election. However, if any nominee is unable or unwilling to serve, proxies will be voted for a replacement candidate nominated by our Board. Biographical information for each of the nominees is set forth below under “Director and Nominee Experience and Qualifications.” Mr. Eisenstein and Ms. Pelletier are not standing for re-election as directors and accordingly, will cease to serve as directors following the Annual Meeting. The Board thanks Ms. Pelletier and Mr. Eisenstein for their years of service.
Vote Required
Each director nominee must be elected by an affirmative vote of a majority of the votes cast at the Annual Meeting and entitled to vote on such director nominee’s election. Abstentions and broker non-votes will not be treated as votes cast and, therefore, will not affect the outcome of the elections.
If a director nominee does not receive a majority of the votes cast regarding his or her election, such nominee will be required to submit an irrevocable resignation to the Nominating and Corporate Governance Committee of the Board, and the committee will then make a recommendation to the Board as to whether to accept or reject the resignation or whether other action should be taken. The Board will then act on the resignation, taking into account the committee’s recommendation, and we will publicly disclose (by filing an appropriate disclosure with the SEC) the Board’s decision regarding the resignation within 90 days following certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation, and the Board in making its decision, each may consider any factors and other information that they consider appropriate and relevant.
Recommendation of our Board of Directors
OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THESE NOMINEES.

DIRECTOR AND NOMINEE EXPERIENCE AND QUALIFICATIONS
Our Board believes that diversity among Board members in background, expertise and life experience is beneficial as it expands the range of perspectives brought to Board deliberations. Accordingly, our Nominating and Corporate Governance Committee utilizes a matrix of skills to consider a wide range of capabilities that each nominee may bring to the Board, as well as differences of viewpoint, professional experience, education, skill and other characteristics that are relevant to the current needs of the Company. Additional information about the Director candidates follows on page 9.
Our Director candidates skills, experience, and attributes at a glance:

Set forth below is biographical information about each of the nominees for director:
DR. BERNARD J. BULKIN
Dr. Bulkin was selected as a candidate for the Board due to his extensive corporate board and governance experience and his work and board experience in infrastructure businesses, including renewable energy. Dr. Bulkin held several senior management roles in a highly regulated, capital intensive industry and brings particular expertise with respect to operational and general management oversight, as well as technology adoption and product development. He is also a shareholder director of a holding company for the Company’s renewable energy business, operating under the Vibrant name in India.
Age: 81
Director Since: 2016
Current ATN Board of Director Roles:
•
Independent Lead Director

•
Chair, Nominating and Corporate Governance Committee

•
Member, Audit Committee

Top Three Identified Skills:
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Corporate Governance

•
Investment and Capital Allocation

•
General Management

Dr. Bulkin has held several senior management roles throughout his approximately twenty-year career at British Petroleum, including Director of the refining business, Vice President Environmental Affairs, and Chief Scientist, and left BP in 2003. He is currently a Director VH-Global Sustainable Energy Opportunities Plc (LDN:GSEO) (Chairman), QLM Technology Ltd (Chairman). Dr. Bulkin has served on the boards of Severn Trent plc, Ludgate Investments Limited, HMN Colmworth Ltd., ARQ, Ltd., Chemrec AB, REAC Fuel AB, and Ze-gen Corporation, and chaired the boards of two UK public companies: AEA Technology plc (from 2005 until 2009), and Pursuit Dynamics Plc (from 2011 until 2013). Dr. Bulkin served as Chair of the UK Office of Renewable Energy from 2010 until 2013, was a member of the FTSE Environmental Markets Advisory Committee (2010-2017) and has held several other UK government roles in sustainable energy and transport.
Dr. Bulkin earned a B.S. in Chemistry from the Polytechnic Institute of Brooklyn and a Ph.D. in Physical Chemistry from Purdue University. Dr. Bulkin is Emeritus Professorial Fellow at the University of Cambridge and is the author of Crash Course (2015) and Solving Chemistry (2019). He was awarded the Honour of Officer of the Order of the British Empire (OBE) in the 2017 New Year Honours List.
RICHARD J. GANONG
Mr. Ganong was selected as a candidate for the Board due to his extensive investment background and his corporate advisory experience. In particular, Mr. Ganong’s experience in investment management brings particular expertise to the Board in advising management with respect to capital allocation discipline and review.
Age: 59
Director Since: 2018
Current ATN Board of Director Roles:
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Chair, Compensation Committee

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Member, Investment Committee

Top Three Identified Skills:
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Corporate Development

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Investment and Capital Allocation

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Technology

Mr. Ganong previously worked at the Tudor Investment Corporation, an internationally recognized diversified investment management firm, from 1993 to 2009, including as a Partner from 2000 to 2009, and was a founding General Partner of the Tudor Venture Group which managed a series of funds providing growth capital to private companies in various information technology industries. Mr. Ganong was the Senior Vice President of Development and Alumni Relations at Bowdoin College from 2014 to 2016 and most recently founded Five Pine Partners, an investment and advisory boutique. Mr. Ganong also is an emeritus member of the Board of Overseers at the Tuck School at Dartmouth. He is currently a member of the Board of Directors of LMCG Investments, LLC and the Secretary of the Gasparilla Island Conservation and Improvement Association.
Mr. Ganong holds a Bachelor of Arts from Bowdoin College and an MBA from the Tuck School at Dartmouth.
APRIL V. HENRY
Ms. Henry was selected as a candidate for the Board due to her technology expertise and experience, with both smaller and larger companies, and her years sourcing and evaluating deals, mergers, acquisitions and strategic partnerships for major media companies. Ms. Henry’s experience brings particular emphasis to the Board with respect to corporate development and capital allocation advising.
Age: 53
Director Since: 2022
Current ATN Board of Director Roles:
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Member, Audit Committee

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Member, Investment Committee

Top Three Identified Skills:
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Corporate Development

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Investment and Capital Allocation

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Technology

Ms. Henry is the General Partner of Defiance Capital, an early-stage venture capital fund as well as the Founder and Managing Partner of Hawkeye Digital, a management consulting firm that is focused on driving revenue growth, core decision-making and business and human capital transformation at critical points in their growth cycle. In addition, Ms. Henry is currently a director of SciPlay Corporation (Nasdaq: SCPL). Prior to her current roles, Ms. Henry was the Executive Vice President of Corporate Development for Science Inc. and Science Strategic Acquisition Corp. Alpha (Nasdaq: SSAA) from 2020 to 2022, Co-Founder and Chief Revenue Officer of equell, Inc. from 2018 to 2019, a Senior Vice President of Business Development at NBC Universal, LLC from 2016 to 2018, and the Chief of Staff of Development and Vice President of Corporate Development of Yahoo, Inc. from 2011 to 2015. Prior to that, Ms. Henry spent a number of years in the early part of her career with Morgan Stanley as a research analyst covering telecommunications and technology companies, and held positions with Index Ventures and News Corporation. Ms. Henry is on the Advisory Board of Evalla Advisors LLC and a special advisor to S4 Capital, PLC.
Ms. Henry received her undergraduate degree in Political Science from Columbia University.

DEREK HUDSON
Mr. Hudson was selected as a candidate for the Board for his management and professional expertise in both a highly regulated industry and in the Caribbean. In particular, Mr. Hudson has over three decades of experience in the oil and gas industry.
Age: 67
Top Three Identified Skills:
•
Investment and Capital Allocation

•
Corporate Development

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Regulated Industry

Mr. Hudson currently serves as the Chairman of the Board of Scotia Bank Trinidad and Tobago Limited and has been a member of the Board since June 2016. Following his retirement from his role as Shell’s Vice President and Country Chairman, Trinidad & Tobago from June 2016 to June 2019, Mr. Hudson most recently served as a Business Advisor to Shell’s Integrated Gas Business until June 2021. Prior to the combination of Royal Dutch Shell and BG Group in February 2016, Mr. Hudson served as President and Asset General Manager of BG Trinidad & Tobago from 2007 to 2012 and thereafter assumed a similar role for BG in East Africa, covering Tanzania, Kenya and Madagascar. Mr. Hudson joined BG Group in 1995 and held previous roles as Vice President of one of BG’s UK upstream businesses from 2000 to 2004 and Chief of Staff in Trinidad and Tobago from 2005 to 2007. Mr. Hudson has also served on the board of Atlantic LNG, a joint venture owned by Shell, BP and the National Gas Company of Trinidad and Tobago, and at present is a non-Executive Director of Trinity Energy, a UK registered independent company focused on Trinidad and Tobago. He has also served on NGOs and other voluntary organizations in Trinidad and Tobago, and performed the role of Non-Executive Chairman of the Port Authority of Trinidad and Tobago from 2005 – 2010.
PATRICIA JACOBS
Ms. Jacobs was selected as a candidate to the Company’s board due to her extensive national and international expertise in leading corporate strategy and driving revenue growth in capital-intensive regulated industries, including communications, energy, and transportation.
Age: 59
Top Three Identified Skills:
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General Management

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Business Development

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Operations

Ms. Jacobs held several leadership positions during her 37-year career in telecommunications, energy, and government, including President, New England Region for AT&T from 2010 to 2020, and President, Northern Region from March 2020 until her retirement from the company in November 2022. Prior to such positions, Ms. Jacobs also served as Vice President for International Public Affairs, where she led international initiatives and corporate reputation campaigns globally; and Regional Vice President for Federal Public Affairs, where she worked on several mergers and a wide range of federal legislative and regulatory matters. Prior to joining AT&T, Ms. Jacobs served as an aide to then Congressman Edward J. Markey (D-MA) at the Subcommittee on Energy and Power, and as a member of the staff of the Massachusetts Senate’s Commerce and Labor Committee.
Ms. Jacobs was appointed to the Board of Directors the Massachusetts Port Authority in August of 2016, and she currently serves as Vice-Chair of the Board, and Chairs the Facilities and Construction, and Human Resources, Compensation, and Diversity Committees. Ms. Jacobs also serves on the board of Avangrid (NYSE: NGR), and is a member of the Compensation and Nominating and the Unaffiliated

Committees. Additionally, she is Vice Chair of the New England Council and serves on the boards of the JFK Presidential Library Foundation, the Greater Boston Chamber, the Boys and Girls Clubs of Boston, and is on the Leadership Council for Home Base (a partnership of Mass General Hospital and the Red Sox Foundation).
Ms. Jacobs holds a B.A. from the University of Texas at Austin, and an M.A. and Ph.D. in Political Science from Boston College.
PAMELA F. LENEHAN
Ms. Lenehan was selected as a candidate for the Board due to her broad financial, operating and board experience and her qualification as a financial expert. In particular, Ms. Lenehan’s corporate governance and financial oversight experience aid in her role as Chair of the Company’s Audit Committee.
Age: 70
Director Since: 2020
Current ATN Board of Director Roles:
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Chair, Audit Committee

•
Member, Nominating and Corporate Governance

Top Three Identified Skills:
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Finance and Accounting

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Investment and Capital Allocation

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General Management and Strategy

In June 2002, Ms. Lenehan founded Ridge Hill Consulting, LLC and has served as President since that time. Previously, she served as Chief Financial Officer of Convergent Networks, a high technology start-up and was Senior Vice President, Corporate Development and Treasurer of Oak Industries, a NYSE-listed manufacturer of telecommunications components. She also previously served as a Managing Director in Investment Banking for 14 years at Credit Suisse First Boston and started her career in corporate banking at Chase Manhattan Bank. Ms. Lenehan is also currently a director and chair of the audit committee of Rithm Capital (NYSE: RITM), a director of the Center for Women & Enterprise, the National Association of Corporate Directors New England Chapter, and is co-chair of the Boston Chapter of Women Corporate Directors. Ms. Lenehan previously served on the boards of Monotype Imaging, Civitas Solutions, American Superconductor, Spartech Corporation and Avid Technology.
Ms. Lenehan earned a B.A. in Mathematical Economics, Cum Laude and with Honors, and a M.A. in Economics from Brown University. Ms. Lenehan holds a NACD Directorship Certification from the National Association of Corporate Directors.
MICHAEL T. PRIOR
Mr. Prior was selected as a candidate for the Board due to his long tenure as Chief Executive Officer of the Company and his extensive experience in the telecommunications industry. Mr. Prior’s experience in corporate development as well as financial background assists the Board in capital allocation and investment management.
Age: 58
Director Since: 2008
Current ATN Board of Director Roles:
•
Chairman

•
Member, Investment Committee

Top Three Identified Skills:
•
General Management and Strategy

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Corporate Development

•
Investment and Capital Allocation

Prior to joining the Company, Mr. Prior was a partner with Q Advisors LLC, a Denver based investment banking and financial advisory firm focused on the technology and telecommunications sectors. Previous to that, Mr. Prior began his career as a corporate attorney with Cleary Gottlieb Steen & Hamilton LLP in London and New York.
He received a B.A. degree from Vassar College and a J.D. degree summa cum laude from Brooklyn Law School. Mr. Prior currently serves on the Board of Directors of the Competitive Carriers Association. In 2008, Mr. Prior was named Entrepreneur of the Year for the New England Region by Ernst & Young LLP and One of America’s Best CEOs by DeMarche Associates, Inc.
Board Diversity Matrix
In 2023, we asked each of our directors and director candidates elected to provide information on certain background, gender identity and demographic background characteristics to disclose the diversity make up of our Board in line with Nasdaq’s Board Diversity Rule as set forth in the table below. Although the Board is disclosing this information in accordance with the Nasdaq Board Diversity Rules, the Board takes a broader view of diversity amongst its members including skillset, work and life experiences.
Board Diversity Matrix (as of April 27, 2023)
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	4	—	—
Part II: Demographic Background
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
White	2	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—
Pro Forma Board Diversity Matrix (Current Director Candidates as of April 27, 2023)
Total Number of Director Candidates for Election at the Annual Meeting	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	4	—	—
Part II: Demographic Background
African American or Black	1	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—

Pro Forma Board Diversity Matrix (Current Director Candidates as of April 27, 2023)
Total Number of Director Candidates for Election at the Annual Meeting	7
	Female	Male	Non-Binary	Did Not Disclose Gender
White	2	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—
Board Diversity Matrix (as of April 27, 2022)
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	5	—	—
Part II: Demographic Background
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
White	2	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—
The re-nomination of existing directors is not viewed by our Nominating and Corporate Governance Committee as automatic, but instead is based on continuing qualification. In addition, the Nominating and Corporate Governance Committee evaluates the performance of existing directors on the Board and any applicable committees, which includes consideration of the results of the Board’s biannual self-assessment process as well as the extent to which the directors undertook continuing director education, including with respect to the Company’s industry and operating environment. Our Board requires that the backgrounds and qualifications of the directors considered as a group provide a significant breadth of experience, knowledge and abilities that assist the Board in fulfilling its responsibilities. In determining the array of skills and attributes relevant to the Company, the Nominating and Corporate Governance Committee

maintains a matrix of all skills and attributes represented by current directors and director nominees, each of which fit into the categories as summarized below:
Leadership experience. Directors who have held significant corporate leadership positions bring valuable knowledge of organization, controls, strategy and risk management, and can provide insight as to how to drive change and growth. More than half of our directors have CEO experience, with most of the Board also including experience in general management, finance, operations, technology, or corporate development. Our skills matrix also tracks past and current director roles on other corporate boards and committees, ensuring we have the right mix of experience to advise and oversee the Company’s executive management.	Finance experience. We believe that as a public company, our Board must have an understanding of our financial reporting processes, risk management policies, and the way we measure our operating and strategic performance by reference to financial goals. Our current slate of director nominees includes a director who qualifies as an “audit committee financial expert” as defined in applicable SEC rules, and we expect all of our directors to be financially knowledgeable.
Industry experience. We seek to have directors with experience as executives, directors or in other leadership positions in the industries in which we operate and target for growth. For example, we specifically seek directors with experience in the telecommunications industry.	Board Tenure. We seek to vary the tenure of the directors on our Board, which we believe allows us to preserve continuity of oversight while introducing new insights to our group. In order to accomplish this, our Board engages in succession planning with respect to its current slate of directors, and seeks to maintain a roster of prospective Board nominees in the near- and mid-term. Our independent director nominees currently have an average tenure of 4.4 years.
In addition to the qualifications and considerations set forth above, in considering candidates for nomination to recommend to the full Board, our Nominating and Corporate Governance Committee also is mindful of the requirements of Nasdaq and the SEC that a majority of the Board be composed of “independent” directors. Prior to making any nomination, our Nominating and Corporate Governance undergoes a rigorous review of a candidate’s background, engages in several in person meetings with our Chairman as well as the Chair and other members of our Nominating and Corporate Governance Committee, and typically conducts a background check. Our Nominating and Corporate Governance Committee then recommends director nominees to the Board for its consideration.

PROPOSAL 2: APPROVAL OF THE ADOPTION OF THE COMPANY’S 2023 EQUITY COMPENSATION PLAN
Overview
We are asking our stockholders to approve a proposal to adopt the Company’s 2023 Equity Incentive Plan (the “2023 Equity Plan”) at our Annual Meeting. Our Board adopted the 2023 Equity Plan on March 8, 2023 upon recommendation of the Compensation Committee (the “Compensation Committee”), subject to stockholder approval at the Annual Meeting. If approved by our stockholders, the 2023 Equity Plan will become effective as of the date of the stockholder approval (the “Effective Date”).
The 2023 Equity Plan is intended to replace the Company’s 2008 Equity Incentive Plan, as amended (the “Prior Plan”). No additional grants will be made under the Prior Plan on or after the effective date of the 2023 Equity Plan. Outstanding grants under the Prior Plan will continue to be in effect according to their terms.
If our stockholders do not approve the 2023 Equity Plan, we will continue to be able to grant awards under the Prior Plan. As of March 31, 2023, 32,070 shares of our Common Stock are available for grant under the Prior Plan (assuming maximum performance for the purposes of outstanding performance-based awards).
The Board is seeking stockholder approval of the 2023 Equity Plan in order to (i) meet Nasdaq listing requirements, (ii) allow incentive stock options awarded under the 2023 Equity Plan to meet the requirements of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”), (iii) continue to maintain a limit on annual compensation of non-employee directors, and (iv) conform to good corporate governance.
Reasons for the New 2023 Equity Plan
We believe the 2023 Equity Plan will benefit us in the following ways:
•
We believe that equity incentives align the interests of our employees with the interests of our stockholders—when we perform well, that performance is reflected in our stock price, and employees are rewarded along with other stockholders.

•
We believe that equity incentives motivate high levels of performance and provide an effective means of recognizing employee contributions to our success, and that the 2023 Equity Plan will assist us in attracting, motivating and retaining high-performing employees. Equity incentives also benefit us in a number of other ways, including tying compensation closely to our performance, conserving cash, and we are entitled to tax deductions in connection with most equity awards. We believe that plans such as the 2023 Equity Plan increase our ability to achieve the objectives above by allowing us to grant different forms of equity awards.

•
If the 2023 Equity Plan is not approved by stockholders, we will have the ability to grant equity awards only under our Prior Plan, which may provide an insufficient share reserve for Company needs. Without an appropriate reserve of shares of Common Stock to grant competitive equity awards, we would be forced to consider cash replacement alternatives to provide a market-competitive total compensation package necessary to attract, retain, and motivate the talent critical to our future successes.

•
We have structured the 2023 Equity Plan to provide flexibility in designing equity incentive programs with a broad array of equity incentives, such as restricted stock units, performance stock units, stock options, stock appreciation rights (“SARs”), stock awards, and implement competitive incentive compensation programs for our employees and non-employee directors. If approved, the 2023 Equity Plan will be the only plan under which new equity awards may be granted to our employees and other service providers.

Highlights of the 2023 Equity Plan
The 2023 Equity Plan contains a number of provisions that we believe are consistent with best practices in equity compensation and which protect the stockholders’ interests, as described below:
•
No evergreen authorization.   The 2023 Equity Plan does not contain an “evergreen” share reserve, meaning that the Share reserve will not be increased without further stockholder approval.

•
Limit on awards to non-employee directors.   The 2023 Equity Plan imposes an aggregate limit on the value of awards that may be granted, when aggregated with cash fees that may be paid, to each non-employee director for services as a non-employee director in any year to $1,050,000 in total value.

•
Ban on in-the-money stock options and SARs.   The 2023 Equity Plan prohibits the grant of stock options or stock appreciation rights with an exercise price or base price that is less than fair market value on the date of grant.

•
No repricing or grant of discounted stock options or SARs.   The 2023 Equity Plan prohibits repricing of options or SARs either by amending an existing award or substituting a new award for a cancelled award that has an exercise price or base amount less than the exercise price or base amount applicable to the original award.

•
No single-trigger acceleration.   The 2023 Equity Plan does not provide for automatic vesting acceleration of awards in connection with a change in control of the Company.

•
No dividends on unvested awards.   The 2023 Equity Plan prohibits dividends or dividend equivalents to be granted in connection with stock options or SARs and prohibits payment of dividends or dividend equivalents on unvested awards until the underlying awards have vested.

•
Subject to applicable clawback policies.   Awards granted under the 2023 Equity Plan are subject to any applicable clawback or recoupment policies, share trading policies, and other policies that may be approved or implemented by the Board or the Compensation Committee from time to time.

•
Administered by an independent committee.   The 2023 Equity Plan will be administered by an independent committee of the Board, which the Board intends to be the Compensation Committee.

Determination of the Number of Shares Available for Awards under the 2023 Equity Plan
If this Proposal 2 is approved by our stockholders, subject to adjustments as described below, the maximum aggregate number of shares that may be issued under the 2023 Equity Plan will be 1,400,000, plus any shares of Common Stock reserved for issuance under the Prior Plan that remain available for grant under the Prior Plan, as further described below. As of March 31, 2023, 32,070 shares of our Common Stock are available for grant under the Prior Plan (assuming maximum performance for the purposes of outstanding performance-based awards). Any other shares underlying any outstanding award granted under the Prior Plan that, following the adoption of the 2023 Equity Plan, expire, or are terminated, surrendered, cancelled, or forfeited or exchanged for any reason without issuance of such shares will also be available for new awards under the 2023 Equity Plan.
In determining the number of shares of Common Stock to be authorized for issuance under the 2023 Equity Plan, the Board considered a number of factors, including burn rate, the number of shares needed for future awards, estimated dilution, competitive data from relevant peer companies, and input from both our stockholders and Compensia, the Company’s compensation consultant.
Dilution Analysis
The table below shows our potential dilution levels based on our Common Stock outstanding as of March 31, 2023, the new shares requested for issuance under the 2023 Equity Plan and our total equity awards outstanding as of March 31, 2023. The Board believes that the number of shares requested under the 2023 Equity Plan represents a reasonable amount of potential equity dilution and will allow us to continue granting equity awards.

Potential Overhang with 1,400,000 Requested Shares
Stock Options Outstanding as of March 31, 2023	—
Outstanding Full Value Awards as of March 31, 2023(1)	20,283,182
Total Equity Awards Outstanding as of March 31, 2023(2)	529,256
Shares Available for Grant under the Prior Plan as of March 31, 2023(3)	32,070
Shares Requested for the 2023 Equity Plan	1,400,000
Total Potential Overhang under the 2023 Equity Plan(4)	1,961,326
Shares of Common Stock Outstanding as of March 31, 2023	15,787,337
Fully Diluted Shares(5)	17,748,663
Potential Dilution of 1,400,000 Shares as a Percentage of Fully Diluted Shares	7.9%

(1)
“Full Value Awards” includes restricted stock unit and performance stock unit awards granted under the Prior Plan and as inducement awards that qualify for the inducement grant exception to the shareholder approval requirements of the Nasdaq Stock Market set forth in Rule 5635(c)(4) (“Inducement Awards”). The $20,283,182 Full Value Awards consist of (i) $11,925,357 time-based restricted stock units and (ii) $8,357,836 performance-based restricted stock units (assuming maximum performance).

(2)
“Total Equity Awards” represents outstanding Full Value Awards, in each case as of March 31, 2023.

(3)
As of the Effective Date, the shares of Common Stock available for grant on the Effective Date under the Prior Plan will be available for grant under the 2023 Equity Plan and no shares of Common Stock will be available for grant under the Prior Plan.

(4)
“Total Potential Overhang” includes the sum of the total number of equity awards outstanding as of March 31, 2023 (assuming maximum performance), the number of shares of Common Stock available for grant under the Prior Plan as of March 31, 2023, and the number of shares requested for the 2023 Equity Plan.

(5)
“Fully Diluted Shares” reflects the sum of the total number of shares of Common Stock outstanding as of March 31, 2023, the total number of equity awards outstanding as of March 31, 2023 (assuming maximum performance), the number of shares of Common Stock available for grant under the Prior Plan as of March 31, 2023, and the number of additional shares of Common Stock requested for grant under the 2023 Equity Plan.

Burn Rate
In connection with our stock-based compensation programs, we are committed to using equity incentive awards prudently and within reasonable limits. Accordingly, we closely monitor our past awards history (referred to as “burn rate”) each year and over time. The table below sets forth the following information regarding the awards granted under the Prior Plan and as Inducement Awards: (i) the burn rate for each of the last three calendar years and (ii) the average burn rate over the last three calendar years. The burn rate for a year has been calculated as follows: (1) all stock options and full value awards granted in the applicable year, divided by (2) the weighted average number of shares of Common Stock outstanding for the applicable year.
Burn Rate
Element	2022	2021	2020	3-Year average
Restricted Stock Awards and Restricted Stock Units Granted(1)	208,880	160,794	116,404
Weighted Average Shares of Common Stock Outstanding as of applicable fiscal year-end	15,750,619	15,867,389	15,923,411
Burn Rate	1.3%	1.0%	0.7%	1.0%

(1)
Assumes target performance.

The burn rate means that we used an annual average of 1.0% of the weighted average shares of Common Stock outstanding for awards granted or earned over the past three years.
Summary of the Company’s 2023 Equity Incentive Plan
The material terms of the 2023 Equity Plan are summarized below. A copy of the full text of the 2023 Equity Plan is attached to this proxy statement as Appendix A. This summary of the 2023 Equity Plan is not intended to be a complete description of the 2023 Equity Plan and is qualified in its entirety by the actual text of the 2023 Equity Plan to which reference is made. Capitalized terms used, but not defined, in the following summary have the meaning assigned to those terms in the 2023 Equity Plan.
Purpose
The 2023 Equity Plan is intended to provide participants with an incentive to contribute materially to the Company’s growth by aligning the economic interests of the participants with those of the Company’s stockholders.
Types of Awards
The 2023 Equity Plan provides for the issuance of stock units (including restricted stock units and performance stock units), stock options (including incentive stock options and nonqualified stock options), SARs, stock awards, and other stock-based awards to employees, non-employee directors, and consultants of the Company or its subsidiaries.
Administration
The 2023 Equity Plan will be administered by a committee of independent directors, which the Board expects to delegate to the Compensation Committee. The Compensation Committee can delegate authority to administer the 2023 Equity Plan to one or more subcommittees of the Compensation Committee, as it determines to be appropriate. In addition, subject to compliance with applicable laws and applicable stock exchange requirements, the Compensation Committee may delegate some or all of its authority to our chief executive officer, with respect to grants of awards to employees or advisers and consultants who are not executive officers or directors subject to reporting obligations under Section 16 of the Exchange Act. Under the 2023 Equity Plan, subject to applicable law, the Compensation Committee has delegated authority to our chief executive officer the ability to approve continued vesting or lapse of restrictions for any participant following a termination of employment as long as the participant continues to provide post-employment services as an adviser.
The Compensation Committee will determine (1) the individuals who will receive awards under the 2023 Equity Plan; (2) the type, size, terms and conditions of awards under the 2023 Equity Plan; (3) when grants of awards will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability; (4) when to amend previously granted awards, subject to the limitations set forth in the 2023 Equity Plan; (5) determine and adopt the terms and guidelines that apply to individuals living outside the United States who receive grants under the 2023 Equity Plan; and (6) deal with any other matters arising under the 2023 Equity Plan.
Shares Subject to the 2023 Equity Plan
Subject to adjustment described above, our 2023 Equity Plan authorizes the issuance or transfer of up to 1,400,000 shares of Common Stock, including pursuant to incentive stock options. The shares issuable under the 2023 Equity Plan may be drawn from shares of authorized but unissued common stock or from shares that we acquire, including shares purchased on the open market. If awards granted under the 2023 Equity Plan expire, terminate, or are surrendered, cancelled, forfeited, or exchanged without having been exercised, vested or paid in shares of Common Stock, shares of Common Stock subject to such awards will again be available for purposes of the 2023 Equity Plan.
For an option or SAR, in the event that shares are surrendered in payment of the option’s exercise price or SAR’s base amount, the number of shares of Common Stock available for issuance under the 2023

Equity Plan will only be reduced by the net number of shares of Common Stock actually issued by the Company rather than by the gross number of shares of Common Stock to which the option or SAR is exercised. Furthermore, if shares of Common Stock that are otherwise issuable by the Company are withheld for the payment of taxes in connection with the issuance, vesting, or exercise any awards (or issuance of common stock thereunder), then the number of shares of Common Stock available for issuance under the 2023 Equity Plan will be reduced by the net number of shares of Common Stock issued, vested, or exercised under such award, calculated after payment of any withholding. If grants of awards are settled in cash rather than shares of Common Stock, any shares of Common Stock that were previously subject to such awards will again be available for issuance or transfer under the 2023 Equity Plan. If we repurchase the shares of Common Stock on the open market with proceeds from an option’s exercise price, then such shares cannot be made available for issuance under the 2023 Equity Plan.
The number of shares of Common Stock available under the 2023 Equity Plan will not be reduced by the shares of Common Stock that are issued or transferred under awards made pursuant to an assumption, substitution, or exchange for previously granted awards of a company that we acquired in a transaction. Additionally, subject to applicable stock exchange listing and Code requirements, shares of Common Stock available under an acquired company’s stockholder approved plan, as adjusted, may be used by the Company for grants of awards under the 2023 Equity Plan, and they will not reduce the 2023 Equity Plan’s share reserve.
Non-Employee Director Limit
Subject to adjustment, as described below, the maximum aggregate grant date value of shares of Common Stock (as determined for financial reporting purposes) granted to any non-employee director in a calendar year, taken together with any cash fees earned by such non-employee director for services during the calendar year, cannot exceed $1,050,000 in total value.
Adjustments
If there is any change in the number or kind of shares of Common Stock outstanding because of (i) a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares; (ii) a merger, reorganization, or consolidation; (iii) a reclassification or change in par value of shares of Common Stock; or (iv) any other extraordinary or unusual event affecting the outstanding common stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Common Stock is substantially reduced because of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the Compensation Committee will equitably adjust the following:
•
the maximum number and kind of shares of Common Stock available for issuance under the 2023 Equity Plan,

•
the maximum grant date value of awards that a non-employee director may receive in a year (calculated as described above),

•
the number and kind of shares of Common Stock issued and to be issued under the 2023 Equity Plan,

•
the price per Share or applicable market value of awards will be equitably adjusted by the Compensation Committee, and

•
exercise price of options, base amount of SARs, performance goals or other terms and conditions that the Compensation Committee deems appropriate and subject to the 2023 Equity Plan’s repricing restrictions.

The Compensation Committee will make adjustments to reflect changes in the number, kind, or value or shares of Common Stock issued to prevent, to the extent possible, the enlargement or dilution of rights and benefits under the 2023 Equity Plan and for any outstanding awards, in each case subject to and consistent with applicable law. The Compensation Committee will eliminate any fractional shares of Common Stock resulting from adjustment.

The Compensation Committee may also make adjustments to the terms and conditions of outstanding awards in recognition of unusual or nonrecurring events, including acquisitions and dispositions of business assets, which affect the Company, its subsidiaries or business units, or any financial statements of the Company or its subsidiaries, or in response to changes in applicable laws, regulations, or accounting principles. In the event of certain transactions that represent a change in control (as described below), the change in control provisions of the 2023 Equity Plan apply.
Eligibility
All employees and non-employee directors, and certain key advisers (including consultants and advisers of the Company) that provide services to us and our subsidiaries are eligible to participate in the 2023 Equity Plan. The Compensation Committee will select which eligible services providers will receive grants of awards under the 2023 Equity Plan. As of December 31, 2022, approximately 2,400 employees and 6 non-employee directors would have been eligible to participate in the 2023 Equity Plan if the 2023 Equity Plan were in effect on such date.
Vesting
The Compensation Committee determines the vesting and exercisability terms of awards granted under the 2023 Equity Plan.
Stock Units
The Compensation Committee may grant stock units, including restricted stock units or performance stock units, to anyone eligible to participate in the 2023 Equity Plan. Stock units represent hypothetical shares of Common Stock, and each represents a right that a participant has to receive a Share or amount of cash based on the common stock’s value, if and when specified conditions are met.
Stock units become payable if certain conditions or circumstances are met, including specified performance goals or the lapse of time. The Compensation Committee may accelerate vesting or payment for any reason and at any time, provided that the acceleration complies with Section 409A of the Code. Payment for stock units can be made in common stock, cash, or any combination of the two as determined by the Compensation Committee. All unvested stock units are forfeited if the participant’s employment or service is terminated for any reason, unless the Compensation Committee determines otherwise.
Options
Under our 2023 Equity Plan, the Compensation Committee may grant incentive stock options and nonqualified stock options to employees of the Company or any parent or subsidiary of the Company, according to Section 424 of the Code. Nonqualified stock options may be granted to employees, non-employee directors, and key advisers. The exercise price of an option granted under the 2023 Equity Plan will be determined by the Compensation Committee but cannot be less than the fair market value of a Share on the date the option is granted.
The Compensation Committee will determine the term of an option, with a term limit of no more than 10 years from the date of grant. Subject to the minimum vesting requirements of the 2023 Equity Plan, options will become exercisable according to the terms and conditions set by the Compensation Committee in the award agreement. The Compensation Committee may accelerate the exercisability of any outstanding options at any time and for any reason. The Compensation Committee will determine in the award agreement under what circumstances and during what time periods a participant may exercise an option after termination of employment or service. Any options granted to non-exempt employees cannot be exercisable for at least six months after the grant date, except as determined by the Compensation Committee.
A participant can exercise an option that has become exercisable by delivering a notice of exercise to the Company as set forth in the 2023 Equity Plan.
Stock Awards
The Compensation Committee may grant stock awards of our common stock to anyone eligible under the 2023 Equity Plan. Stock awards may be subject to restrictions as the Compensation Committee determines, including, but not limited to, restrictions based on the achievement of performance goals or the lapse of time. The award agreement will set the period of time during which the stock awards will be subject to restrictions, during which time a participant cannot sell, assign, transfer, pledge, or otherwise dispose of the shares of a stock award, except as permitted by the Compensation Committee.
If a participant ceases to be employed by or provide services to the Company during any restricted period, or if other specified conditions are not met, any unvested portion of the stock award will be forfeited, unless the Compensation Committee determines otherwise.
Stock Appreciation Rights
The Compensation Committee may grant SARs to anyone eligible for the 2023 Equity Plan separately or in tandem with any option. Tandem SARs for non-qualified stock options may be granted at the time an option is granted or while an option is outstanding. In the case of incentive stock options, SARs may only be granted at the time the incentive stock option is granted. The Compensation Committee will establish the base amount of the SAR at the time the SAR is granted, which will be equal to or greater than the fair market value of a share of our common stock as of the date of grant, as well as the vesting and other restrictions applicable to the exercisability of a SAR.
If a SAR is granted in tandem with an option, the number of SARs that are exercisable during a specified period will not exceed the number of shares of Common Stock that the participant may purchase upon exercising the related option during such period. Upon exercising the related option, the related SARs will terminate, and upon the exercise of a SAR, the related option will terminate to the extent of an equal number of shares of Common Stock. Generally, SARs may only be exercised while the participant is employed by, or providing services to, us or during an applicable period following termination. If a SAR is granted to a non-exempt employee, it may not be exercisable for at least six months after the date of grant.
When a participant exercises a SAR, the participant will receive the excess of the fair market value of the underlying common stock over the base amount of the SAR. The appreciation of a SAR will be paid in shares of Common Stock, cash or both.
The term of any SAR cannot exceed 10 years from the date of grant. In the event that on the last day of the term of a SAR, the exercise is prohibited by applicable law, including a prohibition on purchases or sales of our common stock under our insider trading policy, the term of the SAR will be extended for a period of 30 days following the end of the legal prohibition, unless the Compensation Committee determines otherwise.
Other Stock-Based Awards
The Compensation Committee may grant other stock-based awards that are based on or measured by our common stock to anyone who is eligible to participate in the 2023 Equity Plan, subject to terms and conditions set by the Compensation Committee. Other stock-based awards may be subject to the achievement of performance goals or criteria, and may be payable in cash, shares of Common Stock, or a combination of the two, as determined by the Compensation Committee.
Dividend Equivalents and Voting Rights
The Compensation Committee may grant dividend equivalents in connection with stock units or other stock-based awards, either in the award agreement or at any point following the grant of the stock unit or other stock-based award. Dividends and dividend equivalents granted in connection with an award of stock units or other stock-based award will vest and be paid only if and to the extent that the underlying award of stock units or other stock-based award is vested and paid. Dividend equivalents may be payable in cash or shares of Common Stock and upon terms and conditions set by the Compensation Committee.
Dividends and dividend equivalents may not be granted in connections with options or SARs. Voting rights may be granted by the Compensation Committee only with respect to stock-based awards.

Prohibition on Repricing
Except in connection with a corporate transaction involving the Company, the Compensation Committee may not (i) amend the terms of any outstanding stock options or SARs to reduce the exercise price or base price, as applicable; (ii) cancel outstanding stock options or SARs in exchange for stock options or SARs with an exercise price or base price that is lower than the exercise price or base price of the original option or SAR; or (iii) cancel outstanding stock options or SARs with an exercise price or base price, as applicable, above the current stock price in exchange for cash or other securities.
Change in Control
If we experience a change in control where we are not the surviving corporation (or survive only as a subsidiary of another corporation), unless the Compensation Committee determines otherwise, all outstanding grants that are not exercised, unvested or paid at the time of the change in control will be assumed by or replaced with grants (with respect to cash, securities or a combination thereof) that have comparable terms by the surviving corporation (or a parent or subsidiary of the surviving corporation).
An applicable award agreement will provide the treatment, if any, of the applicable award in the event of a change in control.
If there is a change in control and all outstanding grants are not assumed by or replaced with grants that have comparable terms by the surviving company, then the Compensation Committee may (but is not required to) adjust the terms and conditions of outstanding awards, including, without limitation, taking any of the following actions (or combination thereof) without the consent of any participant:
•
determine that outstanding options and SARs will automatically accelerate and become fully exercisable and the restrictions and conditions on outstanding stock awards, stock units, other stock-based awards, and dividend equivalents immediately lapse;

•
determine that participants will receive payment, in an amount and form determined by the Compensation Committee, in settlement of outstanding stock units, other stock-based awards, or dividend equivalents;

•
require that participants surrender their outstanding stock options and SARs in exchange for a payment by the Company, in cash or shares of Common Stock, equal to the difference between the exercise price and the fair market value of the underlying shares of Common Stock; provided, however, if the per Share fair market value of our common stock does not exceed the per Share stock option exercise price or SAR base amount, as applicable, we will not be required to make any payment to the participant upon surrender of the stock option or SAR; or

•
after giving participants an opportunity to exercise all of their outstanding stock options and SARs, terminate any unexercised stock options and SARs on the date determined by the Compensation Committee.

In general terms, a change in control under the 2023 Equity Plan occurs if:
•
any person, entity or affiliated group, with certain exceptions, acquires beneficial ownership of more than 50% of the combined voting power of our then-outstanding voting securities by virtue of a merger, consolidation or similar transaction (excluding circumstances where the person, entity or affiliated group has exceeded the 50% threshold as a result of a reduction in outstanding shares of Common Stock or the repurchase of shares of Common Stock by the Company);

•
we merge into another entity unless the holders of our voting shares immediately prior to the merger have at least 50% of the combined voting power of the securities in the merged entity or its parent;

•
we consummate a sale, lease, exclusive license or other disposition of all or substantially all of combined assets of the Company; or

•
a majority of the members of our Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the incumbent directors.

Deferrals
The Compensation Committee may permit or require participants to defer receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to the participant in connection with a grant under the 2023 Equity Plan. The Compensation Committee will establish the rules and procedures applicable to any such deferrals, consistent with the requirements of Section 409A of the Code.
Valuation
The fair market value per Share on any relevant date under the 2023 Equity Plan will be deemed to be equal to the closing sale price per Share during regular hours trading on the relevant date on Nasdaq (or any other national securities exchange on which our Common Stock is at the time primarily traded). If there is no closing selling price for Common Stock on the date in question, then the fair market value shall be the last reported sale price during regular trading hours on the last preceding date for which a sale was reported. On March 31, 2023, the fair market value per Share of our Common Stock was $40.92.
Withholding
All awards under the 2023 Equity Plan are subject to applicable U.S. federal (including FICA), state and local, foreign or other tax withholding requirements. We may require participants or other persons receiving or exercising awards to pay an amount sufficient to satisfy such tax withholding requirements with respect to such awards, or we may deduct from other wages and compensation paid by us the amount of any withholding taxes due with respect to such grant. We may also take any other actions that the Compensation Committee deems advisable to enable us to satisfy our withholding tax and other tax obligations with respect to any award made under the 2023 Equity Plan.
The Compensation Committee may permit or require that our tax withholding obligation with respect to awards paid in our common stock be paid by having shares of Common Stock withheld up to an amount that does not exceed the participant’s minimum applicable withholding tax rate for U.S. federal (including FICA), state and local tax liabilities, or as otherwise determined by the Compensation Committee. In addition, the Compensation Committee may, in its discretion, and subject to such rules as the Compensation Committee may adopt, allow participants to elect to have such share withholding applied to all or a portion of the tax withholding obligation arising in connection with any particular grant.
Transferability
Except as permitted by the Compensation Committee with respect to non-qualified stock options, only a participant may exercise rights under a grant during the participant’s lifetime. A participant cannot transfer those rights except by will or by the laws of descent and distribution or, with respect to awards other than incentive stock options, pursuant to a domestic relations order. Upon death, the personal representative or other person entitled to succeed to the rights of the participant may exercise such rights. The Compensation Committee may provide in an award agreement that a participant may transfer non-qualified stock options and stock awards to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws.
Amendment; Termination
The Board may amend, suspend, or terminate the 2023 Equity Plan (or any portion thereof) at any time, except that the Board must receive stockholder approval to do so if required to comply with the Code, applicable law, or applicable stock exchange requirements.
If a termination or amendment occurs after an award is made, it will not materially impair the rights of a participant with respect to the award, unless the participant consents or the Compensation Committee acts in compliance with applicable law or other exceptions set forth in the 2023 Equity Plan.
Clawback
All grants of awards under the 2023 Equity Plan will be subject to any applicable clawback or recoupment policies, share trading policies, and other policies that the Board or Committee may implement or approve at any time. We may offset any payments due under the 2023 Equity Plan to a participant where repayment is required by an applicable clawback or recoupment policy, subject to applicable law.
Subject to applicable law, the Compensation Committee may provide in any award agreement that if a participant breaches any restrictive covenant obligation or agreement between the participant and us, or otherwise engages in activities that constitute cause (as defined in the 2023 Equity Plan or an individual agreement) either while employed by, or providing services to, us or within a specified period thereafter, all awards held by the participant will terminate, and we may rescind any exercise of an option or SAR and the vesting of any other award and delivery of shares of Common Stock upon such exercise or vesting, as applicable on such terms as the Compensation Committee will determine, including the right to require that in the event of any rescission:
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the participant must return the shares of Common Stock received upon the exercise of any option or SAR or the vesting and payment of any other grants; or

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if the participant no longer owns the shares of Common Stock, the participant must pay to us the amount of any gain realized or payment received as a result of any sale or other disposition of the shares of Common Stock (if the participant transferred the shares of Common Stock by gift or without consideration, then the fair market value of the shares of Common Stock on the date of the breach of the restrictive covenant agreement or activity constituting cause), net of the price originally paid by the participant for the shares.

Payment by the participant will be made in such manner and on such terms and conditions as may be required by the Compensation Committee. We will be entitled to set off against the amount of any such payment any amounts that we otherwise owe to the participant.
Certain Federal Income Tax Aspects
The following is a summary of certain federal income tax consequences of awards under the 2023 Equity Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change.
Options
An optionee generally will not recognize taxable income upon the grant of a non-statutory option. Rather, at the time of exercise of the option, the optionee will recognize ordinary income for income tax purposes in an amount equal to the excess, if any, of the fair market value of the shares of Common Stock purchased over the exercise price. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the optionee recognizes as ordinary income. The optionee’s tax basis in any Shares received upon the exercise of an option will be the fair market value of the shares of Common Stock on the date of exercise, and if the shares of Common Stock are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares of Common Stock on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares of Common Stock are a capital asset of the optionee) depending upon the length of time such shares of Common Stock were held by the optionee.
Incentive stock options are eligible for favorable U.S. federal income tax treatment if certain requirements are satisfied. An incentive stock option must have an option price that is not less than the fair market value of the stock at the time the option is granted and must be exercisable within 10 years from the date of grant. An employee granted an incentive stock option generally does not realize compensation income for U.S. federal income tax purposes upon the grant of the option. At the time of exercise of an incentive stock option, no compensation income is realized by the optionee other than tax preference income for purposes of the federal alternative minimum tax on individual income. If the shares of Common Stock acquired on exercise of an incentive stock option are held for at least two years after grant of the option and one year after exercise, the excess of the amount realized on the sale over the exercise price will be taxed as capital gain. If the shares of Common Stock acquired on exercise of an incentive stock option are disposed of within less than two years after grant or one year of exercise, the optionee will realize taxable compensation income equal to the lesser of (i) the excess of the fair market value of the shares of Common Stock on the date of exercise over the option price or (ii) the excess of the amount realized on the sale over the option price. Any additional amount realized will be taxed as capital gain.
Stock Awards
A participant generally will not be taxed upon the grant of stock awards subject to restrictions, but rather will recognize ordinary income in an amount equal to the fair market value of the shares of Common Stock at the time the shares of Common Stock are no longer subject to a “substantial risk of forfeiture” (within the meaning of the Code). We generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares of Common Stock will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the restricted stock before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the shares of Common Stock of stock are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares of Common Stock of stock are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the shares of Common Stock equal to their fair market value on the date of the participant’s award, and the participant’s holding period for capital gains purposes will begin at that time. We generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.
Stock Units
In general, the grant of stock units will not result in income for the participant or in a tax deduction for us. Upon the settlement of such an award in cash or shares, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at the same time and in the same amount.
Stock Appreciation Rights
A participant who is granted a SAR generally will not recognize ordinary income upon receipt of the SAR. Rather, at the time of exercise of such SAR, the participant will recognize ordinary income for U.S. federal income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares of Common Stock received. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the participant recognizes as ordinary income. The participant’s tax basis in any shares of Common Stock received upon exercise of a SAR will be the fair market value of the shares of Common Stock on the date of exercise, and if the shares of Common Stock are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares of Common Stock on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares of Common Stock are a capital asset of the participant) depending upon the length of time such shares of Common Stock were held by the participant.
Other Stock-Based Awards
With respect to other stock-based awards granted under the 2023 Equity Plan, generally when the participant receives payment with respect to an award, the amount of cash and/or the fair market value of any shares of Common Stock or other property received will be ordinary income to the participant, and we generally will be entitled to a tax deduction at the same time and in the same amount.
Impact of Section 409A
Section 409A of the Code applies to deferred compensation, which is generally defined as compensation earned currently, the payment of which is deferred to a later taxable year. Awards under the 2023 Equity Plan are intended to be exempt from the requirements of Section 409A or to satisfy its requirements. An award that is subject to Section 409A and fails to satisfy its requirements will subject the holder of the award to immediate taxation, interest and an additional 20% tax on the vested amount underlying the award.

Section 162(m) of the Code
Section 162(m) of the Code generally disallows a tax deduction to a publicly held company for compensation in excess of $1 million paid to its “covered employees” which generally includes all NEOs. While the Compensation Committee considers the tax deductibility of each element of executive compensation as a factor in our overall compensation program, the Compensation Committee retains the discretion to approve compensation that may not qualify for the compensation deduction.
New Plan Benefits
Future benefits under the 2023 Equity Plan generally will be granted at the discretion of the Compensation Committee and are therefore not currently determinable.
Because future grants of awards under the 2023 Equity Plan, if approved, would be subject to the discretion of the Board or Committee, the amount and terms of future awards to particular participants or groups of participants are not determinable at this time. No awards have been previously granted that are contingent on the approval of the 2023 Equity Plan.
Vote Required
This Proposal 2 will be approved upon the affirmative vote of a majority of the outstanding shares present or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Stockholders may vote “FOR” or “AGAINST,” or “ABSTAIN” from voting. Abstentions will be considered to be votes present and entitled to vote on this proposal and, therefore, they will have the effect of a vote against this proposal. Banks, brokers and other nominees will not be entitled to vote a customer’s shares in their discretion on Proposal 2, however, such broker non-votes will have no effect on Proposal 2.
Recommendation of our Board of Directors
OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE 2023 EQUITY PLAN AS DISCLOSED IN THIS PROXY STATEMENT

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Board is providing stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers as described in the Compensation Discussion and Analysis, the compensation tables and related materials contained in this Proxy Statement. This proposal, also commonly referred to as a “Say on Pay” vote, gives our stockholders the opportunity to indicate whether they approve of or do not approve of our executive compensation policies and programs and the compensation actually paid to our named executive officers. This resolution is required pursuant to Section 14A of the Securities Exchange Act. We currently provide our stockholders the opportunity to indicate whether they approve of the compensation of our named executive officers every three years.
Please review the Compensation Discussion and Analysis beginning on page 41 and the accompanying tabular and other disclosures on executive compensation beginning on page 50, and cast a vote either to endorse or not endorse our executive compensation program. A vote “For” this proposal is an advisory vote approving the compensation of our named executive officers, including our compensation practices and principles and their implementation, as discussed and disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules in the Compensation Discussion and Analysis, the compensation tables, and any narrative executive compensation disclosure contained in this Proxy Statement.
The Compensation Committee and the Board believe our executive compensation programs use appropriate structures and policies that are effective in achieving our Company goals and objectives. Accordingly, the Board recommends that you vote in favor of the following resolution:
“RESOLVED, that the stockholders approve of the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis and Executive Compensation sections contained in this Proxy Statement.”
The Say on Pay vote is advisory in nature, and therefore, it is not binding on our Compensation Committee or Board. Although the vote is non-binding, our Compensation Committee will review the voting results, seek to determine the cause or causes of any significant negative voting, and take them into consideration when making future decisions regarding executive compensation programs.
Required Vote
The approval, on an advisory and non-binding basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the shares present, or represented by proxy, and entitled to vote thereon. Abstentions will be considered to be votes present and entitled to vote on this proposal and, therefore, they will have the effect of a vote against this proposal. Banks, brokers and other nominees will not be entitled to vote a customer’s shares in their discretion on this proposal, however, such broker non-votes will have no effect on Proposal 3.
Recommendation of our Board of Directors
OUR BOARD RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4: ADVISORY VOTE ON FREQUENCY OF EXECUTIVE COMPENSATION VOTE
The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires that at least once every six years, companies ask their stockholders how often they would like to be presented with the “Say on Pay” advisory vote on named executive officer compensation: every year, every two years, or every three years. This non-binding, advisory vote is commonly referred to as a “Say When on Pay” vote. As such, we are asking you to vote on the frequency with which we should seek an advisory say-on-pay vote on the compensation of its named executive officers, such as Proposal 3 of this Proxy Statement. As discussed in greater detail below, the Board believes that a triennial frequency (i.e., three years) is the optimal frequency for the “Say on Pay” vote. Stockholders are not voting to approve or disapprove the Board’s recommendation. Instead, stockholders may cast their votes on their preferred voting frequency by choosing any of the following four options with respect to this proposal:
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One year;

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Two years;

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Three years; or

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Abstain.

While our Board intends to carefully consider the stockholder vote resulting from the proposal when making decisions regarding the inclusion of “Say on Pay” proposals in future proxy statements, the final vote is advisory in nature and will be non-binding. At least once every six years, stockholders will be asked to vote on the frequency with which a “Say on Pay” proposal should be included in future proxy statements. In accordance with Section 14A of the Exchange Act, the next “Say When on Pay” vote will be held at our 2029 Annual Meeting of Stockholders.
The Board recommends that you vote to hold an advisory vote on executive compensation every three years. We believe that a triennial vote on executive compensation has in the past, and will continue to provide stockholders with a more accurate window for evaluating Company our performance trends and allows our Board the time for more thoughtful analysis in weighing our compensation policies against the Company’s performance. We believe in taking a long-term approach to operating our Company’s business and believe that our approach to management compensation should mirror this strategy. By reviewing executive compensation every three years, stockholders will have the benefit of multiple performance periods to better evaluate the way our Board has measured executive compensation against Company performance over that time period.
The Board will take the results of the vote into account when deciding when to call for the next advisory vote on executive compensation. However, because this vote is advisory and not binding on the Board in any way, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option receiving the highest number of votes.
Required Vote
The Stockholders will indicate their selection, on an advisory and non-binding basis, of the frequency with which “Say on Pay” proposals are included in future proxy statements by a plurality of the shares cast and entitled to vote on the matter. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the results of this proposal. Banks, brokers and other nominees will not be entitled to vote a customer’s shares in their discretion on this proposal.
Recommendation of our Board of Directors
OUR BOARD RECOMMENDS THAT YOU VOTE TO APPROVE AN ADVISORY VOTE ON EXECUTIVE COMPENSATION OCCURRING EVERY THREE YEARS.

PROPOSAL 5: RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR
The Audit Committee of our Board has selected PricewaterhouseCoopers LLP as our independent auditor to perform the audits of our financial statements and of our internal control over financial reporting for the fiscal year ending December 31, 2023. In making its selection, the Audit Committee conducted a review of PricewaterhouseCoopers LLP’s performance, including consideration of the following:
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PricewaterhouseCoopers LLP’s performance on the audits, including the quality of the engagement team and the firm’s experience, client service, responsiveness and technical expertise;

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The record of the firm against comparable accounting firms in various matters such as regulatory, litigation and accounting matters;

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The firm’s financial strength and performance; and

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The appropriateness of fees charged by the firm.

PricewaterhouseCoopers LLP was our independent auditor for the year ended December 31, 2022.
The Board recommends that stockholders ratify the selection of PricewaterhouseCoopers LLP as our independent auditor. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent auditor. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
Vote Required
The ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2023 requires the affirmative vote of a majority of the shares present, or represented by proxy, at the Annual Meeting and entitled to vote thereon. Abstentions will be considered to be votes present and entitled to vote on this proposal and, therefore, they will have the effect of a vote against this proposal. Banks, brokers and other nominees will be entitled to vote a customer’s shares in their discretion on this proposal, so there will be no broker non-votes on this proposal.
Recommendation of our Board of Directors
OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT AUDITOR FOR 2023.

CORPORATE GOVERNANCE
General
The role of the Board is to ensure that we are managed for the long-term benefit of our stockholders. The Board periodically reviews and advises management with respect to our annual operating plans and strategic initiatives. The Board has adopted corporate governance principles to support compliance with all applicable corporate governance standards.
During the past year, we have reviewed our corporate governance practices in comparison to the practices of other public companies and to ensure they comport with guidance and interpretations provided by the SEC and the Nasdaq Stock Market (“Nasdaq”).
We have a written Code of Ethics that applies to all of our employees and agents, including, but not limited to, our principal executive officer, principal financial officer and principal accounting officer, or persons performing similar functions. Our Code of Ethics, Nominating and Corporate Governance Committee Charter, Compensation Committee Charter, Investment Committee Charter, and Audit Committee Charter are available on our website at https://ir.atni.com/ and may be obtained free of charge upon request by writing to us at ATN International, Inc., Attn: Secretary, 500 Cummings Center, Suite 2450, Beverly, MA 01915.
Board Leadership Structure
Our Board is committed to maintaining responsible and effective corporate governance and is focused on the interests of our stockholders. Our Board brings strong leadership and industry expertise to inform the management and direction of the Company on behalf of our stockholders. Management and the Board work together to focus the Board on questions of governance, succession and setting the Company’s overall operating and investment strategy.
Mr. Michael Prior, our Chief Executive Officer, has served as our Chairman since June 2018, and the Nominating and Corporate Governance Committee intends to nominate him to continue to serve in such role for the next year, assuming he is re-elected to the Board. In 2018, the Board determined that its leadership structure, including Mr. Prior’s serving as Chairman of the Board and Chief Executive Officer, together with each of the Audit, Compensation, and Nominating and Corporate Governance Committees of the Board, being chaired by, and entirely composed of, independent directors best served the Company and its stockholders. The Board does not have a policy regarding the separation of the roles of Chairman of the Board and Chief Executive Officer, as the Board believes it is in the best interests of the Company and our stockholders to make the determination as to who will serve as Chairman based on an assessment of the current needs of the Company and composition of the Board. Our Board believes that having the Chairman and Chief Executive Officer positions combined aligns corporate strategy development with management oversight of the Board process and, taken together with our Board’s Lead Independent Director role, is the appropriate leadership structure for us at this time.
Since the Chief Executive Officer and Chairman are combined, the Board determined to appoint a Lead Independent Director in 2018. In 2022, Dr. Bernard J. Bulkin was appointed by the Board as the Company’s Lead Independent Director to serve for a term of up to three years, assuming his re-election to the Board each year. The Lead Independent Director is an independent, non-employee director designated by the Board to serve in a lead capacity to coordinate the activities of the other non-employee directors, interface with and advise management, and perform such other duties as the Board may determine. Although the Board does not have a policy regarding the requirement to appoint a Lead Independent Director, it currently believes that in light of the combined roles of Chairman and Chief Executive Officer, it is appropriate for the Board to continue to have a Lead Independent Director. The Board’s practice has been that such role serves:
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to convene and chair meetings of independent directors at each Board meeting and as necessary in addition to regularly scheduled meetings;

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as a liaison between the Chief Executive Officer/Chairman and the independent directors, to provide feedback from executive sessions and keep the Board informed of other matters as necessary; and

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as a sounding board, if necessary, to the Chief Executive Officer/Chairman on Board agenda, materials and other matters.

Director Nomination Process
Our Nominating and Corporate Governance Committee considers director nominees, whether proposed by a stockholder or identified through the Company’s processes, in accordance with its charter and our Corporate Governance Guidelines. The Nominating and Corporate Governance Committee does not rely on a prescribed set of qualifications for director nominees but applies general criteria intended to ensure that the Board includes members with significant breadth of experience, knowledge and abilities as well as financial and industry expertise to assist the Board in performing its duties. Minimum qualifications for director nominees include:
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Nominees should have a reputation for integrity, honesty and adherence to high ethical standards;

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Nominees should have demonstrated business acumen, experience and the ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company, and should be willing and able to contribute positively to the decision-making process of the Board;

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Nominees should have a commitment to understanding the Company and its industries and to regularly attending and participating in meetings of the Board and its committees;

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Nominees should have an interest in and be capable of understanding the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders; and

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Nominees should not have, nor appear to have, any conflicts of interest that could impair the nominee’s ability to represent the interests of all of the Company’s stockholders and to fulfill the responsibilities of a director.

Nominees will not be discriminated against on the basis of race, religion, national origin, gender, sexual orientation, disability or any other basis proscribed by law.
In addition to the qualifications and considerations set forth above, in considering candidates for nomination to recommend to the full Board, our Nominating and Corporate Governance Committee also is mindful of the requirements of Nasdaq and the SEC that a majority of the Board be composed of “independent” directors. Prior to making any nomination, our Nominating and Corporate Governance undergoes a rigorous review of a candidate’s background, engages in several in person meetings with our Chairman as well as the Chair and other members of our Nominating and Corporate Governance Committee, and typically conducts a background check. Our Nominating and Corporate Governance Committee then recommends director nominees to the Board for its consideration.
Board Refreshment
Our Board has undergone significant change as part of a conscious effort, led by the Nominating and Corporate Governance Committee, to refresh the Board and augment its composition with fresh, diverse perspectives and complementary skills and experiences that are aligned with the Company’s long-term strategy. In total, our Board has added five new directors—comprising a majority of the independent directors of the Board -since 2017, with several longer-tenured directors stepping down during that time.

The graphics below illustrate the efficacy of our Board refreshment in reducing the average tenure and age of the Board and enhancing the Board’s gender diversity:

(1)
Reflects the characteristics of the Director nominees in each of the years shown.

In selecting director nominees, pursuant to our Corporate Governance Guidelines, our Nominating and Corporate Governance Committee considers candidates submitted by stockholders and evaluates such candidates in the same manner and using the same criteria as all other director nominee candidates. To submit a director nominee candidate, stockholders should submit the following information: (a) the candidate’s name, age and address, (b) a brief statement of the reasons the candidate would be an effective director, (c) the candidate’s principal occupation or employment for the past five years and information about any positions on the board of directors of other companies held by the candidate, (d) any business or other significant relationship the candidate has had with us and (e) the name and address of the stockholder making the submission. Our Nominating and Corporate Governance Committee may also seek additional information regarding the director nominee candidate and the stockholder making the submission. All submissions of director nominee candidates made by stockholders should be sent to ATN International, Inc., Attn: Nominating and Corporate Governance Committee, 500 Cummings Center, Suite 2450, Beverly, MA 01915 and must comply with applicable timing requirements.
Determination of Independence
Nasdaq rules require that a majority of our directors be “independent” and that we maintain a minimum three-person audit committee and a two-person compensation committee whose members satisfy heightened independence requirements. Pursuant to Nasdaq rules, independence is evaluated using both a subjective test and various objective standards, such as that the director is not an employee of the Company. Under the subjective test, a director qualifies as “independent” if our Board, upon the recommendation of our Nominating and Corporate Governance Committee and after evaluating the objective standards referenced above, affirmatively determines that the director does not have a relationship with us, an affiliate of ours, or otherwise that, in the opinion of the Board, would interfere with the exercise of independent judgment in discharging his or her duties as a director.
Our Nominating and Corporate Governance Committee and the Board have determined that all of our current directors and director nominees, with the exception of Mr. Prior, are independent for purposes of applicable SEC and Nasdaq rules.
Risk Management and Risk Assessment
Our Audit Committee has primary responsibility for the oversight of risk management and risk assessment, including the Company’s major financial risk exposures, business continuity risks, cyber security risks and the steps management has undertaken to control such risks. Our Board remains actively involved in such oversight of risk management and assessment and receives periodic presentations from our executive officers and certain of their direct reports, as the Board may deem appropriate. This includes discussions of the Company’s balance sheet and capital structure in light of potential capital needs and projections of operating cash flows and the risks to such cash flows. While the Board maintains oversight responsibility, management is responsible for the day-to-day risk management processes and makes detailed recommendations on sources and uses of capital. The Board believes this division of responsibility is the most effective approach for addressing the risks facing the Company. As a general matter, management and the Board seek to mitigate major risks to the Company’s financial condition by striving to maintain a level of debt to annual operating cash flows that allows the Company to survive short-term unforeseen reductions in cash flow or unanticipated large capital spending needs.
For the year ended December 31, 2022, the Compensation Committee, in consultation with the Chairman and CEO, reviewed the Company’s compensation policies and practices for employees generally as they relate to risk management. As part of this process, the Compensation Committee reviewed the Company’s cash and equity incentive compensation plans and practices applicable to all employees to determine whether such programs create incentives that might motivate inappropriate or excessive risk-taking. In the course of such review, the following mitigating features of the Company’s incentive compensation programs were considered: (i) the Company’s focus on multiple year vesting periods for all equity compensation, including the restricted stock unit awards made for 2022 achievements; (ii) management’s practice of prudent awards of annual cash bonus payments; and (iii) the use of restricted stock unit and performance stock unit awards to encourage management to balance “upside” and “downside” risk by including both time-based and performance-based vesting. While the Compensation Committee did not identify changes to its compensation programs specifically needed to mitigate risk, the Compensation Committee also determined this year to introduce performance-based vesting for a number of restricted stock units that are intended to further align the compensation of the Company’s senior management with stockholder returns over a multi-year period. For more information about the Company’s award of performance stock units, please see “Executive Compensation—Compensation Discussion and Analysis—Annual Cash and Equity Bonus.”
Communications from Stockholders and Other Interested Parties
To communicate with our Audit Committee regarding issues or complaints about questionable accounting, internal accounting controls or auditing matters, contact the Audit Committee by writing to Audit Committee, ATN International, Inc., 500 Cummings Center, Suite 2450, Beverly, MA 01915.
To send communications to the Board or to individual directors, stockholders should write to Board of Directors, ATN International, Inc., 500 Cummings Center, Suite 2450, Beverly, MA 01915. All communications received (other than advertisements and similar items) will be directly sent to the Board or to individual members of our Board, as addressed.
Board of Directors’ Meetings and Committees
During 2022, our Board met four times. In 2022, no director attended fewer than 75% of the meetings of the Board and the meetings of the committee(s) on which he or she served. Although we do not have a policy requiring our directors to attend the Annual Meeting, all of our then-current directors attended last year’s annual meeting of stockholders.
Our Board has established four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Investment Committee. The current membership of each committee is as follows:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Investment Committee
Pamela F. Lenehan, Chair	Richard J. Ganong, Chair	Dr. Bernard J. Bulkin, Chair	James S. Eisenstein, Chair
Dr. Bernard J. Bulkin	James S. Eisentein	Pamela F. Lenehan	Richard J. Ganong
April V. Henry	Liane J. Pelletier	Liane J. Pelletier	April V. Henry
Michael T. Prior
All members of these committees, other than Mr. Prior, are independent as defined in applicable Nasdaq rules.
In connection with the decisions of James S. Eisenstein and Liane J. Pelletier not to stand for reelection, our Board intends to fill their respective roles on the Compensation Committee and Nominating and Corporate Governance Committee with the appropriate directors immediately following the Annual Meeting and the Company will announce the new makeup of the committees at that time.
Audit Committee
During 2022, the Audit Committee met seven times, including separate private sessions with the Company’s independent auditors and management, as well as executive sessions with committee members only. Our Audit Committee operates under a written charter that satisfies the applicable standards of Nasdaq and is available on our website at https://ir.atni.com/. The functions of the Audit Committee include:
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Appointing, approving the compensation of, evaluating and overseeing our independent auditor;

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Reviewing with our independent auditor the plan and scope of the audit, its status during the year and any recommendations the independent auditor may have for improving or changing the audit and control environment;

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Pre-approving the services provided by our independent auditor;

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Overseeing the Company’s internal audit department and its review and testing of the Company’s internal control policies, systems and procedures;

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Discussing with management and our independent auditor the adequacy of internal accounting and financial controls and, if deemed necessary or appropriate, discussing with each of them, independently of the other, any recommendations on matters that any of them considers to be of importance;

•
Reviewing our accounting principles, policies and practices and financial reporting policies and practices;

•
Reviewing our Code of Ethics, the Audit Committee Charter, the Internal Audit Department Charter and any other relevant Company policies and overseeing other compliance matters;

•
Reviewing and evaluating the effectiveness of the Company’s risk assessment and risk management policies and processes, including with respect to cyber security and environmental risks, and reporting to the Board thereon;

•
Reviewing and, if appropriate, approving related party transactions entered into by the Company;

•
Reviewing, prior to publication or filing, our annual audited financial statements, quarterly earnings releases and the disclosures that are to be included in our reports on Form 10-Q and Form 10-K, as well as such other information as the Committee deems desirable; and

•
Undertaking other duties as assigned by our Board.

Our Board has determined that each current member of the Audit Committee meets the financial literacy requirements of Nasdaq. It has also determined that Ms. Lenehan, who is currently the Chair of the Audit Committee, qualifies as an “audit committee financial expert” under the rules of the SEC and meets the financial sophistication requirements of Nasdaq. In addition, our Nominating and Corporate Governance Committee has determined that each of the current members of our Audit Committee is independent under applicable Nasdaq and SEC rules for audit committee members.

Compensation Committee
The Compensation Committee met four times during 2022 to discuss executive compensation for the 2022 year, and the Chair of the Compensation Committee met several times with the Chief Executive Officer as well. Our Compensation Committee operates under a written charter that satisfies the applicable standards of Nasdaq and is available on our website at https://ir.atni.com/. The functions of the Compensation Committee include:
•
Reviewing and determining the compensation of our Chief Executive Officer and our other executive officers;

•
Reviewing with the Chief Executive Officer the compensation of the managers of the Company’s key operating units;

•
Reviewing the Company’s cash and equity incentive compensation plans and practices applicable to all employees to determine whether such programs create incentives that might motivate inappropriate or excessive risk-taking and reporting such findings to the Board;

•
Reviewing and discussing with management our Compensation Discussion and Analysis to be included in our Proxy Statement;

•
Developing, administering and taking all action required or permitted to be taken by the Board under our stock-based incentive plan;

•
Reviewing and recommending to the Board the compensation of our directors;

•
Reviewing and making recommendations to the Board regarding the level, coverage, and competitiveness (based on industry data) of our compensation (including salary and bonus), incentives (both current and long-term), benefits (including profit sharing, group health coverage, disability coverage and life insurance benefits, and use of our stock in option, bonus, or appreciation arrangements), and other perquisites;

•
Retaining and working with compensation consultants or other advisors as the Compensation Committee may deem appropriate to carry out its responsibilities;

•
Considering the results of the most recent stockholder advisory vote on executive compensation and recommending to the Board for approval the frequency with which the Company will conduct such vote;

•
Overseeing the Company’s progress on its objectives with respect to human capital management;

•
Reviewing the Compensation Committee Charter; and

•
Undertaking such other functions as are assigned to the Compensation Committee by the Board.

The Compensation Committee meets several times each year to carry out these responsibilities. The Compensation Committee begins its analysis by reviewing the compensation trends and practices of the Company’s identified peer group as well as any other entities that the Compensation Committee may deem relevant against the current compensation of the Company’s Chief Executive Officer and the Company’s other executive officers. This year, the Compensation Committee again retained Compensia, Inc. (“Compensia”), a compensation consultant, to re-evaluate and make recommendations as to the Company’s peer group as well as to consult on executive and director compensation trends. Following this review, the Chief Executive Officer typically meets with the Chair of the Compensation Committee to discuss the draft compensation recommendations, performance analysis and future objectives of each of the executive officers of the Company and finalize, with the Chair, a memorandum detailing the Company’s performance and individual executive officer performance for the year before providing it to the Compensation Committee. Upon the request of the Compensation Committee, the Chief Executive Officer may engage in a detailed discussion of the performance of an executive officer or a manager of the Company’s key operating units. The Compensation Committee has been authorized by the Board to delegate to the Chief Executive Officer the power to make limited awards under the Company’s 2008 Equity Incentive Plan (the “2008 Plan”) to employees of the Company. Our Board and our Nominating and Corporate Governance Committee have determined that each of the current members of our Compensation Committee is independent under applicable Nasdaq and SEC rules for compensation committee members.

The Compensation Committee determines the compensation of the Chief Executive Officer in an executive session following its review of the Chief Executive Officer’s performance against his goals for the year, the growth and performance of the Company, his leadership skills for the previous year, his self-evaluation for the prior year’s performance, and any other relevant factors.
For further information about the Compensation Committee’s practices, please see “Compensation Discussion and Analysis,” under “Executive Officer Compensation,” below.
Compensation Committee Interlocks and Insider Participation
During or prior to the fiscal year ended December 31, 2022, no member of our Compensation Committee was an officer or employee of ours or our subsidiaries or, to our knowledge, had relationships requiring disclosure under the SEC rules. In making these statements, we have relied in part upon representations of those directors.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee of our Board met four times in 2022. Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable standards of Nasdaq and is available on our website at https://ir.atni.com/. The functions of the Nominating and Corporate Governance Committee include:
•
Recommending to the Board the persons to be considered for nomination for election as directors at any meeting of stockholders and the persons (if any) to be elected by the Board to fill any vacancies on the Board;

•
Determining the independence of any director or director nominee to our Board;

•
Recommending to the Board the directors to be appointed to each committee of the Board;

•
Reviewing and making recommendations to the Board regarding any stockholder proposals submitted to the Company pertaining to Board governance and director nominations;

•
Developing and making recommendations to the Board regarding changes to our Corporate Governance Guidelines;

•
Overseeing periodic Board self-evaluations;

•
Reviewing and reporting to the Board concerning the Company’s corporate responsibility and sustainability efforts, including the impact of environmental and social issues on the Company; and

•
Undertaking such other functions as are assigned to the Nominating and Corporate Governance Committee by the Board.

Our Board has determined that each of the current members of the Nominating and Corporate Governance Committee is independent under applicable Nasdaq and SEC rules.
Investment Committee
The Investment Committee of our Board met four times in 2022. The Board established an Investment Committee in 2021 to assist the Board in its oversight of the Company’s significant internal and external investments and related matters, such as capital sourcing and significant sales or dispositions of business. Our Investment Committee operates under a charter that satisfies the applicable standards of Nasdaq and is available on our website at https://ir.atni.com/. The functions of the Investment Committee include:
•
Reviewing the Company’s annual capital plan, including capital allocation, funding, and capital expenditures;

•
Reviewing any material changes to the Company’s capital structure, including proposed capital and debt issuances and redemptions;

•
To the extent required by the Board, reviewing proposed Company credit facilities, letters of credit, borrowings and guarantees requiring Board approval;

•
Reviewing the financial aspects of significant proposed transactions requiring Board approval such as mergers, acquisitions, joint ventures, divestitures and strategic investments; and

•
Reviewing any action regarding dividends, stock splits and stock repurchases, to be recommended to the full Board.

Our Board has determined that the current members of the Investment Committee other than Mr. Michael T. Prior are independent under applicable Nasdaq and SEC rules.

INDEPENDENT AUDITOR
PricewaterhouseCoopers LLP has audited our financial statements since 2002. Our Audit Committee has appointed PricewaterhouseCoopers LLP to be our independent auditor for 2023 and we are asking stockholders to ratify this appointment in Proposal 5. The services provided by PricewaterhouseCoopers LLP in 2023 are expected to include, in addition to performing the consolidated audit, audits of certain subsidiaries; reviews of quarterly reports; issuance of letters to underwriters in connection with registration statements, if any, we may file with the SEC; and consultation on accounting, financial reporting, tax and related matters. A representative of PricewaterhouseCoopers LLP is expected to be at the Annual Meeting and will have an opportunity to make a statement and respond to questions.
Independent Auditor Fees and Services
The following table presents the aggregate fees for professional services rendered to us by PricewaterhouseCoopers LLP for the years ended December 31, 2022 and 2021:
	2022	2021
Audit Fees(1)	$4,699,200	$4,691,700
Tax Fees(2)	—	15,000
All Other Fees(3)	12,400	10,400
Total Fees	$4,711,600	$4,717,100

(1)
Represents fees for professional services rendered for the audits of our consolidated financial statements, audits of certain subsidiaries and assistance with various documents filed with the SEC. Fees also include the audit of the opening balance sheet and related purchase accounting associated with our acquisitions of Sacred Wind Enterprises and Alaska Communications.

(2)
Represents fees for tax compliance and consulting services.

(3)
Represents fees for compensation surveys and access to online technical accounting and reporting research materials.

Audit Committee Pre-Approval Policy and Procedures
In accordance with its written charter, our Audit Committee pre-approves all audit and permissible non-audit services, including the scope of contemplated services and the related fees that are to be performed by PricewaterhouseCoopers LLP, our independent auditor. The Audit Committee’s pre-approval of permissible non-audit services involves consideration of the impact of providing such services on PricewaterhouseCoopers LLP’s independence. The Audit Committee is also responsible for ensuring that any approved non-audit services are disclosed to stockholders in our reports filed with the SEC.
Audit Committee Report
As members of the Audit Committee of the Board of Directors of ATN International, Inc., we have reviewed and discussed with management the audited financial statements of the Company as of and for the year ended December 31, 2022.
The Audit Committee discussed with the independent registered public accountants the matters required to be discussed by Statement of Auditing Standard No. 1301.
The Audit Committee received from PricewaterhouseCoopers LLP the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding their communications with the Audit Committee concerning independence, discussed PricewaterhouseCoopers LLP’s independence with PricewaterhouseCoopers LLP and satisfied itself as to PricewaterhouseCoopers LLP’s independence.
We have also concluded that the provision of services by PricewaterhouseCoopers LLP not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022 was compatible with maintaining the independence of PricewaterhouseCoopers LLP.
Based on the reviews and discussions referred to above, we have recommended to the Board of Directors that the audited financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2022.
By the Audit Committee
Pamela F. Lenehan, Chair
Dr. Bernard J. Bulkin
April V. Henry

EXECUTIVE OFFICERS
The following table sets forth information regarding our executive officers as of April 27, 2023.
Name	Age	Position
Michael T. Prior	58	Chairman, President, Chief Executive Officer and Director
Justin D. Benincasa	61	Chief Financial Officer
Brad W. Martin	47	Chief Operating Officer
Mary M. Mabey	41	Senior Vice President, General Counsel and Secretary
Justin M. Leon	37	Senior Vice President, Corporate Development
Executive Officers
Michael T. Prior. Mr. Prior’s biography appears in the section entitled “Director and Nominee Experience and Qualifications” herein.
Justin D. Benincasa is our Chief Financial Officer. Prior to joining us in May 2006, Mr. Benincasa was a Principal at Windover Development, LLC since 2004. From 1998 to 2004, he was Executive Vice President of Finance and Administration at American Tower Corporation, a leading wireless and broadcast communications infrastructure company, where he managed finance and accounting, treasury, IT, tax, lease administration and property management. Prior to that, he was Vice President and Corporate Controller at American Radio Systems Corporation and held accounting and finance positions at American Cablesystems Corporation. Mr. Benincasa holds an M.B.A. from Bentley University and a Bachelor of Arts from the University of Massachusetts.
Brad W. Martin is our Chief Operating Officer. Prior to joining us in April 2018 as our Executive Vice President, Operations, he previously served as Chief Operating Officer for Senet Inc., a leading “low power wide area” network (“LPWAN”) operator and global service provider. From 2013 through 2015, Mr. Martin served as Senior Vice President and Chief Quality Officer with Extreme Networks, a global leader in software-driven networking solutions for enterprise and service provider customers. From 2008 to 2013, Mr. Martin served as Vice President of Engineering Operations and Quality with Siemens Enterprise Communications and Enterasys Networks, delivering voice and data networking hardware and software solutions to global enterprises. Mr. Martin holds a Bachelor of Science, Mechanical Engineering from the University of Maine.
Mary M. Mabey is our Senior Vice President, General Counsel and Secretary. Ms. Mabey joined the Company’s legal department in 2009 and was appointed General Counsel in March 2018, previously serving as our Deputy General Counsel. Prior to joining us, Ms. Mabey was with the law firm of Edwards Angell Palmer & Dodge LLP (now Locke Lord LLP) in Boston, Massachusetts, where she advised public and private companies in domestic and international transactions on corporate and securities law matters, merger, acquisition and financing transactions, corporate governance, and other general corporate matters. Ms. Mabey received a Bachelor of Arts from the University of Notre Dame and a Juris Doctor from the University of Texas School of Law.
Justin M. Leon is our Senior Vice President of Corporate Development. He joined the Company in 2015 and brings over fifteen years of investing experience to the team. Prior to joining ATN, Justin worked in Corporate Strategy & Development for Nuance Communications, a publicly traded software company focused on speech recognition and machine learning, where he executed over $1 billion in acquisitions in the healthcare, mobile, and enterprise software verticals. Justin started his career at Stonebridge Associates, a boutique investment bank in Boston advising clients in technology, medical device, and consumer products verticals. Justin earned a degree in corporate finance from Bentley College and an MBA from the Tuck School of Business at Dartmouth.

EXECUTIVE OFFICER COMPENSATION
Compensation Discussion and Analysis
Our Compensation Committee has responsibility for establishing, implementing and maintaining the compensation program for our executive officers. For the purposes of this Compensation Discussion and Analysis, “named executive officers” and “executives” refers to the individuals who served as our Chief Executive Officer and Chief Financial Officer during the fiscal year ended December 31, 2022, as well as the other individuals included in the Summary Compensation Table below.
Compensation Philosophy
The primary objective of our executive compensation program is to attract, retain and reward executive officers who contribute to our long-term success and to maintain a reasonably competitive compensation structure as compared with similarly situated companies. We seek to align compensation with the achievement of business objectives and individual and Company performance. The annual cash bonus opportunity together with equity compensation that we provide our executive officers are our main incentive compensation tools to accomplish this alignment, as described below.
A core principle of our compensation philosophy to date is that a successful compensation program requires the application of judgment and subjective determinations of individual performance. With respect to our annual cash bonus opportunity, while we do assign an indicative weight to individual and general Company performance in determining an executive officer’s compensation, we do not apply a strictly formulaic or mathematical approach to our compensation program.
The Compensation Committee does take into consideration certain financial and operational goals and metrics in determining annual cash performance bonus payments and seeks to link executive compensation actually paid to the Company’s actual performance. For bonus payments awarded to executive officers for 2022 performance, the Compensation Committee looked at the Company’s revenue, Adjusted EBITDA, and Adjusted EBITDA margin for the year, as well as increases in high-speed data subscribers, high-speed data homes passed, and mobile subscribers, as part of its determination of the appropriate levels of such awards. Generally, the Compensation Committee attaches more weight to financial performance than the individual operating metrics.
In determining annual equity grants, the Compensation Committee reviews both the equity compensation of the Company’s peer group listed below and the Company’s actual and relative performance in terms of TSR as compared to the TSR for the Russell 2000 as well as for such peer group. It also looks to the Company’s TSR related to the Nasdaq Telecom Index. However, historically, even in years of TSR outperformance, the Company has kept executive equity and “total” (all cash and equity compensation) compensation at or below the 50th percentile of peers and in recent years our CEO’s total compensation has been well below the 25th percentile of peers. In March 2023, the Compensation Committee increased the level of Mr. Prior’s equity compensation following a relative reduction the year before and a determination that Mr. Prior’s total compensation had fallen below the 10th percentile of the peer group. This change increased Mr. Prior’s 2023 equity compensation to a level approximately equal to the 25th percentile of such peer group.
In determining annual changes to base salary, excluding promotions, the Compensation Committee primarily looks at peer group data, targeting the 25th to 50th percentile, and changes in the cost of living. In 2023, consistent with broader efforts to maintain control of costs at the Company, the Compensation Committee approved raises for the executive officers at or around 2.9%, a level well below the recent changes in the cost of living.
For 2022, the committee took the same approach, and accordingly, equity grants to executive officers made in March 2023 for 2022 performance were split equally between time vested restricted stock units and time and performance vested performance stock units. A description of the terms of the restricted stock units and performance stock units can be found in the “Annual Cash and Equity Bonuses—Annual Equity Awards” discussion on page 45 and relating to all long-term equity grants can be found in the “Grants of Plan-Based Awards” table located on page 53 of this Proxy Statement.

With respect to other elements of compensation, our Compensation Committee retains discretion to apply its judgment to adjust and align each individual element of our compensation program with the broader objectives of our compensation program and the overall performance and condition of the Company at the time final compensation decisions are made. We believe that our relatively lean management structure, the level of communications between our Board and our senior management team and our corporate culture make this approach an effective method of determining compensation and protecting stockholder interests.
Our Compensation Committee does consider the compensation of executive officers at other companies in order to assess the compensation that we offer our executive officers, as discussed below.
Role of Compensation Consultant
Our Compensation Committee has retained the advisory services of Compensia, a national executive compensation consulting firm. For the past six years, Compensia has assisted the Compensation Committee with the identification of a relevant peer group and competitive market compensation data regarding the compensation of our named executive officers and directors as compared with the peer group. Compensia does not generally provide any other services to the Compensation Committee, except as may be requested from time to time with respect to specific matters and as described below.
In 2022, the Compensation Committee asked Compensia to gather peer group data, give advice on any possible changes to the peer group based on that data, advise on the structure of a performance stock unit award program update the Compensation Committee on recent or pending changes to the rules and industry trends on executive compensation, and advise on broader compensation trends among public companies.
Compensia works at the direction of, and reports directly to, the Compensation Committee, which may replace the compensation consultant or hire additional advisors at any time. Compensia does not perform any services for the Company unless directed to do so by the Compensation Committee. Based on an analysis of the various factors set forth in the rules of the SEC, the Compensation Committee does not believe that its relationship with Compensia or the work of Compensia on behalf of the Compensation Committee have raised any conflicts of interest, and the Compensation Committee believes that Compensia is independent.
External Sources
Generally, we seek to offer executive compensation that is reasonably competitive with telecommunications companies of a similar size. Defining a relevant “peer group” for us has been historically difficult because we have the complexity and geographic diversity of large multi-national companies but have similar total revenues and market capitalization to companies that tend to be focused on a very limited geographic area and provide limited services. Nonetheless, we believe that comparisons to certain other companies can provide us with useful information regarding appropriate compensation of our named executive officers and directors.
For 2022, our Compensation Committee referred to the executive compensation paid at the following group of companies:
8x8	Consolidated Communications	Liberty Latin America
Bandwidth Inc.	Echostar	Ooma
Brightcove	Edgio	Shenandoah Telecommunications
Cable One	Gogo	ViaSat
Charge Enterprises	IDT	Wide Open West
Cogent Communications	KORE Group
Our Compensation Committee believes that these companies provide it with helpful indicators of competitive executive compensation levels and pay mix because, as a group, they had the following characteristics that are similar to ours: (1) they are primarily telecommunications companies; (2) several of them have both wireless and wireline operations; (3) several of them are of similar size to the Company; and (4) several have a mix of domestic and international operations. However, finding close peers for the

Company is difficult because the Company’s diverse group of operations in wide-ranging international and domestic geographies adds a level of complexity above that of the Company’s single-market or single-industry peers. This year, the Compensation Committee determined to make certain changes to the Company’s peer group, such as removing Cincinnati Bell, ORBCOMM Inc. and Vonage Holdings which were each acquired, and adding Charge Enterprises, Echostar, and KORE Group. Our Compensation Committee regards comparisons of us to these companies as reference points only—as such, we did not seek to establish any firm benchmark in reference to these companies or to require changes in our executive compensation to match changes in those companies’ compensation.
Role of Chief Executive Officer in Compensation Decisions
At the end of the year, our Chief Executive Officer evaluates the performance of our other named executive officers and makes compensation recommendations to our Compensation Committee based upon those evaluations. Our Board has delegated to our Compensation Committee full discretion in its determination of the compensation to be paid to our Chief Executive Officer and our other named executive officers, including discretion to modify the recommendations of our Chief Executive Officer in determining the type and amounts of compensation paid to each named executive officer. The Compensation Committee interacts directly with the Chief Executive Officer to evaluate his performance, in addition to conducting its own independent assessment of his performance and the performance of the Company during the year.
Elements of Compensation
Overview
Our executive compensation program is focused on three separate elements:
•
base salary;

•
annual cash bonuses; and

•
equity awards.

Other than as described below, our Compensation Committee does not have any specific policies or targets for the allocation or “pay mix” of these compensation elements.
Base Salary
We seek to set the base salary of each executive at a level that is competitive, taking into account the overall compensation history of the particular executive and our other executives and the base salaries paid by similarly situated companies for such roles. In addition to merit-based changes when warranted, our Compensation Committee generally believes that base salaries should increase annually at a rate that is generally commensurate with cost-of-living adjustments, as represented by indicators like the Consumer Price Index. In addition to merit-based changes, larger increases (or decreases) may be made based on a change in the responsibilities of the executive. Factors such as the expansion or contraction of the Company and the financial condition and prospects of the Company may also influence annual salary adjustments. From time to time, comparative market factors also may cause the Compensation Committee to make increases above or below the normal cost-of-living adjustment.
Below is a chart showing the base salary rates for 2021 for our named executive officers, in comparison to those in effect in 2022. For 2022, the Compensation Committee decided to provide basic cost-of-living increases for Messrs. Prior, Benincasa, and Martin. For 2022, the Compensation Committee increased Ms. Mabey’s salary in line with that of the Company’s peer companies. In March 2022, Mr. Leon was promoted to Senior Vice President of Corporate Development of the Company and in June 2022, Mr. Leon was appointed an executive officer of the Company by the Board. As a result, Mr. Leon received a significant increase in 2022 to his base salary, cash bonus potential and equity compensation.

Named Executive Officer	2022	2021	Annualized Percent Change from 2021
Michael T. Prior	$674,000	$661,000	2.0%
Justin D. Benincasa	$408,000	$398,000	2.5%
Brad W. Martin	$374,000	$365,000	2.5%
Mary M. Mabey	$325,000	$285,000	14.0%
Justin M. Leon	$250,000	$190,035	31.6%
Annual Cash and Equity Bonuses
Annual Cash Bonus
We believe that a substantial bonus opportunity, as measured as a percentage of the executive’s base salary, motivates executive performance because it makes a significant amount of the executive’s overall compensation contingent upon individual and Company performance. Further, such approach enables the Company to avoid a higher fixed cost of annual base salaries and gives us the ability to control a major piece of compensation expense if the Company ever experiences a business reversal.
For 2022, the annual bonus opportunity for each of our named executive officers was as follows:
Named Executive Officer	2022 Annual Bonus Opportunity Expressed as % of Base Salary
Michael T. Prior	100%
Justin D. Benincasa	75%
Brad W. Martin	75%
Mary M. Mabey	50%
Justin M. Leon	50%
At the end of the year, the Compensation Committee makes an overall assessment of the quality of each named executive officer’s performance during the year. For named executive officers other than the Chief Executive Officer, this assessment is based largely on discussions between the Compensation Committee and the Chief Executive Officer. As noted above, the Compensation Committee interacts directly with the Chief Executive Officer to evaluate his performance, in addition to conducting its own independent assessment of his performance and the performance of the Company during the year. In recognition of his promotion to Senior Vice President, Mr. Leon’s target bonus opportunity was increased in March 2022 from 30% to 50%. The target amounts of the bonuses for all other executive officers for the 2022 year were unchanged from the levels existing as of December 31, 2021, based upon the Compensation Committee’s assessment that such targets were reasonable and appropriate for such executive officers
Although broad performance objectives are identified at the beginning of each year as a means to align individual behavior with Company objectives, it is communicated to each executive that the Compensation Committee always has the full discretion to determine the extent to which bonuses will be paid or not, regardless of the achievement of any such objectives. For named executive officers, the actual amount of annual cash bonus awarded for 2022 was based on a review of a number of factors that are each assigned a recommended weight for each executive, which varies based on the roles and duties of each individual. In general, the Compensation Committee believes that annual bonuses should be tied to overall Company performance such as significant strategic developments (as assessed by the Compensation Committee) and financial performance, particularly for the most senior members of our management team, such as our Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer.
Our corporate performance has historically been reviewed by reference to year-over-year consolidated Company performance and our Compensation Committee takes note of additional significant overall Company achievements or weaknesses which may or may not have impacted or been reflected in the

Company’s financial or operational results. For 2022, the weight assigned to each performance factor varied according to the role of each of our executive officers, and generally fell into the following ranges:
Performance Factor	Range	Description
Company Performance	35-75%	Accomplishment of Company-wide goals set for operational and financial performance, such as revenue or Adjusted EBITDA for such year
Achievement of Individual Goals	25-50%	Accomplishment of individual goals set for operational measures, such as strategic initiatives set by the Company for achievement in a given year
General Individual Performance	15%	General assessment of the individual’s work performance through the year, including leadership and contribution to Company culture
While these weight ranges are presented to the Compensation Committee by our Chief Executive Officer as a guide in connection with his assessment of our executives’ performance during the year, actual bonus awards are subject to the Compensation Committee’s discretion to increase or decrease such amount or weight range for each performance metric based on the Compensation Committee’s review of each individual’s performance and relevant job responsibilities. For the Chief Executive Officer, the Committee generally assigns a higher weight to Company performance than the foregoing range indicates. In 2022, the Committee also took into consideration the work performed around certain significant unplanned strategic initiatives.
Typically, the Company has paid bonuses at levels at or below the target opportunity with the Compensation Committee treating the target bonus opportunity percentage as more of a ceiling in most years. For 2022, we paid the annual bonuses to our named executive officers described under the column entitled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table for the reasons described below.
Michael Prior, our Chief Executive Officer, was paid an annual bonus of $640,000, representing 95% of his 2022 annual target bonus opportunity. In determining the annual bonus and annual equity award for the Chief Executive Officer, and, to a lesser extent, all named executive officers, the Compensation Committee considered a number of factors, including: (i) actual performance against the Company’s financial plan for the year, (ii) the progress made on the Company’s three year strategy of fiber and other network expansions, (iii) strategic initiatives pursued for the Company’s operating companies, including the signing and closing of the Sacred Wind Enterprises acquisition, and (iv) progress by the Company on key operational objectives.
In reviewing with the Chief Executive Officer the recommendations for annual bonuses to be paid to the other executives, the Compensation Committee considered each named executive officer’s contribution to achieving the Company’s financial performance and strategic goals, using the weight ranges described above as a general guide.
Justin Benincasa, our Chief Financial Officer, was paid an annual bonus of $290,000 or 95% of his 2022 annual target bonus opportunity. The Compensation Committee noted, among other things, in recognizing his performance for the 2022 year: (i) the successful re-financing of debt facilities at ACS, (ii) the public launch of the Company’s three-year strategic plan and financial targets, (iii) his work towards improving the Company’s financial and spending discipline at various levels, including improving such spending discipline at certain subsidiaries, (iv) the closing and initial financial integration of Sacred Wind Enterprises, and (v) his work on several other significant strategic transactions.
Brad Martin, our Chief Operating Officer, was paid an annual bonus of $267,000, or 95% of his annual bonus opportunity for 2022. Among other things, the Compensation Committee considered: (i) his operational leadership of the execution of the Company’s strategic network expansions, (ii) his role in ensuring a good start to the Company’s investment in ACS, and (iii) his leadership around the Company’s efforts to make various support services more operationally and financially efficient.
The Compensation Committee determined to pay Mary Mabey, Senior Vice President and General Counsel, $150,000, or 92% of her 2022 annual target bonus opportunity, reflecting her work leading the internal and external legal teams on a number of major initiatives, included the Company’s acquisition of Sacred Wind Enterprises, several substantial and complex commercial contracts, and major regulatory matters, including the securing of a number of substantial network construction grants in the United States.
The Compensation Committee determined to pay Justin Leon, Senior Vice President of Corporate Development, $125,000, or 100% of his 2022 annual target bonus opportunity, reflecting his leadership on the execution of the Company’s acquisition of Sacred Wind Enterprises, including the evaluation, analysis, and structuring, and a number of other investment and strategic matters.
Annual Equity Awards
Under our 2008 Plan, we may grant stock options, restricted stock and other equity awards to our directors, consultants and employees, including our named executive officers. Awards made under the 2008 Plan may be granted subject to conditions and restrictions, including vesting requirements, achievement of performance goals and forfeiture and recapture of shares upon certain events. Our Compensation Committee, composed entirely of independent non-employee directors, grants awards to our employees under our 2008 Plan. Our Chief Executive Officer also has authority to make limited grants under the 2008 Plan to employees of the Company.
In addition to annual equity awards to our officers, we have awarded significant equity compensation in connection with the hiring or promotions of named executive officers. For new hires, the awards typically are made at the next regularly scheduled Compensation Committee meeting following the hire or promotion. In general, we have awarded restricted stock and stock options with time-based vesting schedules of four years, and, in the case of stock options, having a term of 10 years. Since 2013, the majority of the equity awards granted by the Compensation Committee have been in the form of restricted stock and restricted stock units and the Compensation Committee has not granted option awards to our named executive officers during that period.
After reviewing the practices of the Company’s peers and the broader market and taking into account a year in which the Company’s common stock underperformed the broader market, the Compensation Committee decided, in 2021, to introduce performance stock units as an element of long-term incentive compensation for executive officers. At the same time, the committee decided to reduce awards of strictly time-vested restricted stock units—both in absolute terms and as a relative portion of an executive’s total compensation potential. The Compensation Committee believes that this change results in better alignment between executive compensation and stockholder returns and with a three-year “cliff” vesting period for the performance stock units, does not encourage undue risk taking or a short-term planning horizon.
Accordingly, half of the annual equity compensation award to each executive officer in March 2023 was composed of performance stock units (based on target level of performance) and half was composed of restricted stock units. As in the past, the restricted stock units vest ratably over four years on each anniversary of the grant date. The performance stock units vest after the end of the three-year performance period, with the actual number of shares to vest and be issued following vesting based on the relative returns earned by the Company’s stockholders during the performance period compared to the returns earned by the broader market of “small cap” stocks that comprise the Russell 2000 Index, as described in more detail below.
Pursuant to the terms of our performance stock unit award agreement, the Company issued a target number of performance stock units on March 7, 2023, with the actual number of performance stock units earned to be determined by comparing the Company’s total stockholder return (“TSR”) over a three-year period ending March 7, 2026 to the total shareholder return of the Russell 2000 Index for the same period. The relative performance is calculated based on the average closing prices for the 40-day trading period immediately preceding and including each of the first and last days of the three-year performance period ending on March 7, 2026.
The actual number of shares to be issued upon vesting of the performance stock units in the event the Company’s TSR for such period is greater than or equal to zero at the end of the measurement period ranges from 0% (if the Company’s TSR is in the bottom 25% of the peer group) to 150% (if the Company’s stock performance is in the top 25% of the peer group). In the event the Company’s TSR is less than zero for that period, the number of shares to be issued is capped at 100% of target regardless of the level of relative outperformance. Subject to requirements relating to continued employment with the Company through the last day of the performance period ending on March 7, 2026, and to special vesting provisions in case of a change of control, death, disability or retirement, the shares will be delivered on the date (which will be no later than March 7, 2027) that the Compensation Committee makes the determination of the Company’s performance relative to the Russell 2000 Index.
In keeping with its practice adopted in 2020, after noting the fairly wide swings in share prices that occurred in the weeks leading up to the equity award determination and similar movements in previous years, the Compensation Committee determined the number of restricted stock units (“RSUs”) and performance stock units (“PSUs”) to award each recipient by reference to the average closing price for the Company’s common stock for the 20 trading days up to and including the Friday in advance of the Compensation Committee’s meeting during the subsequent week. For RSU grants made on March 7, 2023 for 2022 performance, this amount was $39.94 per share, and for grants made on March 25, 2022 for 2021 performance, this amount was $39.52 per share. For PSU grants made on March 7, 2023 for 2022 performance, this price was $45.10 per share, and for grants made on March 25, 2022 for 2021 performance this price was $47.03 per share. The Compensation Committee believes that this practice is a fair manner of dealing with the positive or negative impact of short term movements in the Company’s share price.
The total number of equity compensation awards and value of the awards, utilizing the 20-trading day average per share, for grants made in each of the 2023 and 2022 years, is set forth below:
	Year	RSU Awards (#)	Grant Date Value of RSU Awards ($)	PSU Awards (at target) (#)	Grant Date Value of PSU Awards (at target) ($)
Michael T. Prior	2023	25,000	$998,500	25,000	$1,127,500
	2022	21,450	$843,414	21,450	$1,008,794
Justin D. Benincasa	2023	11,000	$439,340	11,000	$496,100
	2022	10,700	$420,724	10,700	$503,221
Brad W. Martin	2023	11,000	$439,340	11,000	$496,100
	2022	10,700	$420,724	10,700	$503,221
Mary M. Mabey	2023	6,600	$263,604	6,600	$297,660
	2022	7,900	$310,628	7,900	$371,537
Justin M. Leon	2023	5,500	$219,670	5,500	$248,050
	2022	5,700	$224,124	5,700	$268,071
In approving the annual cash bonus and equity incentive awards, the Compensation Committee assesses the risks associated with the adoption of these awards, including the performance measures and goals for the awards, and concluded that the equity awards described above would not be likely to encourage excessive risk taking, as the restricted stock unit awards typically vest ratably over a period of four years and the performance stock unit awards have a cliff vesting period of three years. While the Compensation Committee believes it is an important policy of the Board to seek to keep the aggregate shares underlying outstanding stock options, unvested restricted stock, unvested restricted stock units, and unvested performance stock units at a reasonable level in relation to our outstanding equity (calculated on a fully diluted basis), the Compensation Committee believes that equity compensation will remain a critical recruitment, retention and incentive tool, as well as furthering the alignment of stockholder and employee interests.
Retirement, Benefits and Other Arrangements
In 2008, we adopted a deferred compensation plan for our then-existing executives. This plan is intended to provide retirement income to certain of our executives, including some of our named executive officers (who were executives at the time the plan was adopted). The plan was adopted to offset a reduction in our annual contributions to these executives’ accounts under our 401(k) retirement plan that we instituted as a result of the consolidation of our 401(k) plan with similar plans of companies that we acquired. Under this plan, we make bi-weekly credits equal to 8% of the executive’s then current base salary to an account on behalf of the executive. In addition to these quarterly credits, although we have historically not done so, we may make additional credits in our sole discretion. See the description of the deferred compensation plan under the caption Non-Qualified Deferred Compensation Plan for additional information regarding the deferred compensation plan. Executives hired after 2008 do not participate in this plan. Except for this plan, our named executive officers currently do not receive any benefits, including retirement, medical and dental, life and disability insurance, that are not also available to all of our employees.
The terms of our PSU agreements provide for continued vesting following the eligible retirement of a participant. In order to qualify for continued vesting of any PSU grant, a participant must retire no earlier than six months following the date of PSU grant, must be at least 55 years of age, and must have provided at least ten years of service to the Company.
Severance Agreements
In March 2023, we entered into amended executive agreements with each of our named executive officers that provide severance benefits. These severance agreements provide each executive with severance pay upon termination as described therein in exchange for standard covenants of confidentiality, non-competition, non-solicitation and non-circumvention for a one year-period following termination and a standard release and waiver of claims. In the event of a termination by the Company without “cause” or by the executive for “good reason” and in the absence of a “change in control” (each as defined in the agreements), each executive would be entitled to (i) severance pay in the amount of one times his or her base salary (and in the case of our Chief Executive Officer, one and a half times his or her base salary) and (ii) COBRA continuation coverage at a rate equal to the rate paid by active employees during the twelve months following the termination (eighteen months in the case of the Chief Executive Officer). In the event of a termination by the Company without “cause” or by the executive for “good reason” within the period commencing three months prior to, and ending twelve months (eighteen months in the case of the Chief Executive Officer) following, a change in control (as defined in the amended severance agreements), such executive would be entitled to (i) severance pay in the amount of one times (and in the case of the Chief Executive Officer, one and a half times) his or her base salary, (ii) such executive’s maximum target incentive compensation for such year (and in the case of the Chief Executive Officer, one and a half times such target), excluding any eligible amounts of equity compensation, (iii) COBRA continuation coverage at a rate equal to the rate paid by active employees for the twelve months following the termination (eighteen months in the case of the Chief Executive Officer), and (iv) the immediate vesting of all restricted stock, restricted stock units, performance stock units or stock options held by such executive.
Stock Ownership Guidelines
We maintain stock ownership guidelines for our executive officers and our directors to further align the interests of management and our directors with those of our stockholders. The ownership guidelines require stock ownership having a “target dollar value,” which consists of the value of common stock owned by the executive officer or director as a multiple of that executive officer’s base salary or the director’s annual cash retainer, as shown in the table below:
Position	Individual Guideline Level
Chief Executive Officer	5x annual base salary
All other Executive Officers	2x annual base salary
Non-Executive Directors	2x annual retainer
“Target dollar value” generally is based on the number of (i) shares of common stock and (ii) aggregate vested shares of restricted stock units and performance stock units with respect to which delivery of an equivalent number of underlying shares has been deferred, in each case “beneficially owned” (as defined by the SEC in Rule 13d-3 promulgated under the Exchange Act) by the executive officer or director, and does not include unvested shares of restricted stock, unvested restricted stock units, performance stock units, or unexercised stock options. The value is computed as of the last trading day of each fiscal year, based on the closing price of our common stock as reported on Nasdaq, rounded to the nearest 100 shares.
For the calculation of satisfaction of the guideline for non-executive directors, the value of the annual retainer includes amounts payable to such director for annual stock or cash compensation, but does not include any additional retainer paid as a result of service as a Board chair, lead independent director, committee chair or committee member.
Unless and until an executive officer or non-executive director has satisfied his or her applicable guideline level (and absent a waiver from the Compensation Committee), the executive officer or non-executive director is required to retain an amount equal to 75% of the net shares received as the result of the exercise, vesting or payment of any Company equity awards granted to the executive officer or non-executive director. “Net shares” means those shares that remain after shares are sold or withheld, as the case may be, to (i) pay any applicable exercise price for an equity award (e.g., stock options, stock appreciation rights) or (ii) satisfy any immediate withholding taxes arising in connection with the exercise, vesting or payment of an equity award (e.g., stock options, stock appreciation rights, restricted stock units, restricted stock).
All of our named executive officers and directors were in compliance with the policy as of December 31, 2022, however, Messrs. Martin and Leon, and Mses. Henry and Mabey have not yet reached the ownership guideline.
Our Insider Trading and Anti-Hedging Policy expressly states that directors, officers and employees are prohibited from engaging in “short sales” or any hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forward contracts, equity swaps, collars and exchange funds.
“Say on Pay” Advisory Approval of Executive Compensation
At our 2017 Annual Meeting, stockholders voted on a non-binding and advisory basis, and the Board elected, to hold an advisory vote of stockholders to approve the compensation of our named executive officers every three years. At our 2020 Annual Meeting, the last Annual Meeting at which our stockholders voted on our named executive officer compensation, more than 95% of the shares present, or represented by proxy, and entitled to vote at the 2020 Annual Meeting approved our named executive officer compensation. While the approval in 2020 was advisory and non-binding in nature, the Board and Compensation Committee value the opinion of stockholders and consider this outcome as an indication that stockholders agree that our executive compensation programs use appropriate structures and policies that are effective in achieving our Company’s goals and objectives. This year, the Board is again requesting that stockholders vote, on an advisory basis, to approve the compensation of our named executive officers.
Compensation Committee Report
Each member of the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
By the Compensation Committee
Richard J. Ganong, Chair
James S. Eisenstein
Liane J. Pelletier

2022 Summary Compensation Table
The table below summarizes the total compensation paid to, or earned by, each of our named executive officers for each of fiscal years ended December 31, 2022, 2021 and 2020.
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Michael T. Prior Chairman, Chief Executive Officer and President	2022	674,000	1,852,208	640,000	65,520	3,231,728
	2021	661,000	2,132,370	522,000	64,480	3,379,850
	2020	645,000	1,405,555	535,000	68,385	2,653,940
Justin D. Benincasa Chief Financial Officer	2022	408,000	923,945	290,000	44,240	1,666,185
	2021	398,000	892,620	252,000	43,040	1,585,660
	2020	390,000	549,327	243,000	44,440	1,226,767
Brad W. Martin Chief Operating Officer	2022	374,000	923,945	267,000	12,200	1,577,145
	2021	365,000	826,500	232,000	11,600	1,435,100
	2020	335,000	395,103	181,000	11,400	922,503
Mary M. Mabey Senior Vice President, General Counsel and Corporate Secretary	2022	325,000	682,165	150,000	12,200	1,169,365
	2021	285,000	528,960	120,000	9,822	943,782
	2020	275,000	330,112	114,000	10,255	729,367
Justin M. Leon(3) Senior Vice President, Corporate Development	2022	250,000	492,195	125,000	9,700	876,895

(1)
The amounts in this column reflect the grant date value, presented in accordance with FASB ASC Topic 718. The amounts in this column do not include restricted stock unit grants made on March 7, 2023, for 2022 achievements.

(2)
The amounts in this column reflect matching contributions made by the Company to each of the named executive officers pursuant to the ATN International, Inc. 401(k) Plan, contributions made by us to a non-qualified deferred compensation plan for all three years for Messrs. Prior and Benincasa and dividends earned on unvested restricted stock awards for 2020 for Messrs. Prior and Benincasa and Ms. Mabey.

For the year ended December 31, 2022, such amounts were as follows:
	401(K) Matching Contributions ($)	Contributions to Non-Qualified Deferred Compensation Plan ($)	Total ($)
Michael T. Prior	11,600	53,920	65,520
Justin D. Benincasa	11,600	32,640	44,240
Brad W. Martin	12,200	—	12,200
Mary M. Mabey	12,200	—	12,200
Justin M. Leon	9,700	—	9,700

(3)
Mr. Leon was named an executive officer of the Company in 2022.

Grants of Plan-Based Awards
The table below sets forth additional information regarding stock awards granted to our named executive officers during the fiscal year ended December 31, 2022:
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)	Grant Date Fair Value of Stock ($)(4)
Name	Type of Award	Grant Date	Threshold ($)(1)	Target ($)	Maximum ($)(1)
Michael T. Prior Chairman, Chief Executive Officer and President	Annual Cash Bonus	—	—	674,000	—	—	—
	Restricted Stock Units(2)	3/25/2022	—	—	—	21,450	843,414
	Performance Stock Units(3)	3/25/2022	—	—	—	21,450	1,008,794
Justin D. Benincasa Chief Financial Officer	Annual Cash Bonus	—	—	306,000	—	—	—
	Restricted Stock Units(2)	3/25/2022	—	—	—	10,700	420,724
	Performance Stock Units(3)	3/25/2022	—	—	—	10,700	503,221
Brad W. Martin Chief Operating Officer	Annual Cash Bonus	—	—	280,500	—	—	—
	Restricted Stock Units(2)	3/25/2022	—	—	—	10,700	420,724
	Performance Stock Units(3)	3/25/2022	—	—	—	10,700	503,221
Mary M.Mabey Senior Vice President, General Counsel and Corporate Secretary	Annual Cash Bonus	—	—	162,500	—	—	—
	Restricted Stock Units(2)	3/25/2022	—	—	—	7,900	310,628
	Performance Stock Units(3)	3/25/2022	—	—	—	7,900	371,537
Justin M. Leon Senior Vice President, Corporate Development	Annual Cash Bonus	—	—	125,000	—	—	—
	Restricted Stock Units(2)	3/25/2022	—	—	—	5,700	224,124
	Performance Stock Units(3)	3/25/2022	—	—	—	5,700	268,071

(1)
There are no threshold or maximum payouts established under the Company’s non-equity incentive plan.

(2)
These securities vest ratably on March 25, 2023, 2024, 2025 and 2026.

(3)
These securities vest on March 25, 2025.

(4)
The amounts in this column reflect the grant date fair value of awards determined as set forth in footnotes 1 and 2 to our Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year-End 2022
The table below sets forth additional information regarding stock awards granted to our named executive officers that were outstanding as of December 31, 2022.
		Stock Awards
Name	Grant Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)
Michael T. Prior Chief Executive Officer and President	3/25/2022	21,450(1)	971,900
	3/25/2022	21,450(2)	1,282,496
	3/9/2021	14,512(1)	657,539
	3/9/2021	19,350(2)	1,042,772
	3/11/2020	13,625(1)	617,349
	3/13/2019	6,250(1)	283,188
Justin D. Benincasa Chief Financial Officer	3/25/2022	10,700(1)	484,817
	3/25/2022	10,700(2)	639,753
	3/9/2021	6,075(1)	275,258
	3/9/2021	8,100(2)	436,509
	3/11/2020	5,325(1)	241,276
	3/13/2019	2,425(1)	109,877
Brad W. Martin Chief Operating Officer	3/25/2022	10,700(1)	484,817
	3/25/2022	10,700(2)	639,753
	3/9/2021	5,625(1)	254,869
	3/9/2021	7,500(2)	404,175
	3/11/2020	3,830(1)	173,537
	3/13/2019	1,425(1)	64,567
Mary M. Mabey Senior Vice President, General Counsel and Corporate Secretary	3/25/2022	7,900(1)	357,949
	3/25/2022	7,900(2)	472,341
	3/9/2021	3,600(1)	163,116
	3/9/2021	4,800(2)	258,672
	3/11/2020	3,200(1)	144,992
	3/13/2019	1,375(1)	62,301
Justin M. Leon Senior Vice President, Corporate Development	3/25/2022	5,700(1)	258,267
	3/25/2022	5,700(2)	340,803
	3/9/2021	2,437(1)	110,420
	3/9/2021	3,250(2)	175,143
	3/11/2020	1,100(1)	49,841
	3/13/2019	500(1)	22,655

(1)
Consists of restricted stock units. Grants vest 25% annually commencing one year from the date of grant. Valued at $45.31 per share, the closing price of our stock on December 31, 2022.

(2)
Consists of performance stock units. Grants vest 100% on the third anniversary of the grant date. Fair value, as provided by an equity valuation consulting firm, for the March 25, 2022 and March 9, 2021 grants were $59.79 per share and $53.89 per share, respectively, as of December 31, 2022.

Option Exercises and Stock Vested
The table below sets forth information with respect to our named executive officers regarding all restricted stock that vested during 2022.
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Michael T. Prior	24,350	846,819
Justin D. Benincasa	9,612	334,373
Brad W. Martin	7,090	257,979
Mary M. Mabey	4,800	168,106
Justin M. Leon	2,313	80,773

(1)
Reflects the market value of the shares based on the closing price of our common stock on the vesting date.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides information regarding our equity compensation plans as of December 31, 2022:
Equity Compensation Plan Information
	(a)	(b)	(c)
	Number of Securities to be Issued Upon Exercise of Outstanding Warrants, Options and Rights	Weighted Average Exercise Price of Outstanding Warrants, Options and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column(a))

Equity compensation plans approved by security holders:
2008 Equity Incentive Plan	—	—	271,575
Equity compensation plans not approved by security holders:	—	—	—
Total	—	—	271,575

Non-Qualified Deferred Compensation Plan
The following table sets forth contributions by us to our deferred compensation plan for fiscal year 2022.
Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Michael T. Prior	—	53,920	(177,348)	—	1,047,339
Justin D. Benincasa	—	32,640	(93,293)	—	575,945
Brad W. Martin(2)	—	—	—	—	—
Mary M. Mabey(2)	—	—	—	—	—
Justin M. Leon(2)	—	—	—	—	—

(1)
The amounts reported in this column are reported for fiscal 2022 in the “All Other Compensation” column of the Summary Compensation Table.

(2)
Mr. Martin, Ms. Mabey and Mr. Leon are not participants in our deferred compensation plan.

Effective as of December 5, 2008, we adopted a non-qualified deferred compensation plan for our then existing executive officers. This plan is intended to provide retirement income to our executive officers and was adopted to offset a reduction in our annual contributions to those executives’ accounts under our 401(k) retirement plan that we instituted as a result of the consolidation of our 401(k) plan with similar plans of companies that we acquired. Accordingly, we do not expect to add newly hired executives to this plan. Under this plan, we make bi-weekly credits equal to 8% of the executive officer’s then current base salary to an account in the plan on behalf of the executive. In addition to these bi-weekly credits, the Compensation Committee may make additional credits in its sole discretion. Credits to such executive officer’s account under the plan will be deemed to be invested in one or more investment funds selected by the executive officer. Overall investment return is dependent upon the performance of each executive officer’s selected investment alternatives. Credits will be fully vested at all times and the executive officers will have a non-forfeitable interest in the balance of their respective accounts. Benefits under the plan are payable upon a separation from service in a cash lump sum or in accordance with a fixed schedule elected by the executive officer. Distributions may be made prior to the executive officer’s separation from service only for certain financial hardship reasons. The plan is intended to be compliant with Section 409A of the Internal Revenue Code of 1986, as amended, and to constitute a non-qualified, unfunded executive benefit plan.
Potential Payments Upon Termination or Change of Control
We have entered into severance agreements with each of our named executive officers. For a description of these agreements, please see “Severance Agreements” above. The following table sets forth the estimated payments and benefits that would be provided to each of the named executive officers, upon termination or a termination following a change in control. The payments and benefits were calculated assuming that the triggering event took place on December 31, 2022, the last business day of our fiscal year.

Named Executive Officer	Event	Salary & Other Cash Payment(1)	COBRA Benefits	Acceleration of Vesting of Certain Equity	Vesting of Restricted Stock Unit Awards(2)	Vesting of Performance Stock Unit Awards(3)	Total
Michael T. Prior	Termination Without Cause or for Good Reason	$2,058,339	$39,444	N/A	$—	—	$2,097,783
	Change of Control Termination	3,069,339	39,444	100%	2,529,974	2,325,267	7,964,024
Justin D. Benincasa	Termination Without Cause or for Good Reason	983,945	18,170	N/A	—	—	1,002,115
	Change of Control Termination	1,289,945	18,170	100%	1,001,351	1,076,262	3,385,728
Brad W. Martin	Termination Without Cause or for Good Reason	374,000	27,597	N/A	—	—	401,597
	Change of Control Termination	598,400	27,597	100%	977,790	1,043,928	2,647,715
Mary M. Mabey	Termination Without Cause or for Good Reason	325,000	26,090	N/A	—	—	351,090
	Change of Control Termination	487,500	26,090	100%	728,358	731,013	1,972,962
Justin M. Leon	Termination Without Cause or for Good Reason	250,000	27,266	N/A	—	—	277,266
	Change of Control Termination	375,000	27,266	100%	441,183	515,946	1,359,395

(1)
Includes payments under our Non-Qualified Deferred Compensation Plan for Messrs. Prior and Benincasa not triggered by any severance arrangement and payable to the employee upon any termination or resignation of employment.

(2)
Valued at $45.31 per share, the closing price of our common stock on December 31, 2022.

(3)
Value of the performance-based stock units as of December 31, 2022, as provided by an equity valuation consulting firm. The March 25, 2022 and March 9, 2021 grants were valued at $59.79 per share and $53.89 per share, respectively, as of December 31, 2022.

Pay Ratio Disclosure
Pursuant to rules adopted pursuant to the Dodd-Frank Act, we have included in this Proxy Statement a reasonable estimate of the Chief Executive Officer to median employee pay ratio for 2022 annual compensation. We identified the median employee based on 2022 taxable wages for all individuals, excluding our Chief Executive Officer, employed by us on December 31, 2022 (whether employed on a full-time, part-time, or seasonal basis). For such employees, we annualized the compensation for any full-time employees not employed for the entire 2022 fiscal year, but not for any part-time employees. Other than as set forth above, we did not make any assumptions, adjustments, or estimates with respect to taxable wages. After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the 2022 Summary Compensation Table set forth elsewhere in this Proxy Statement. The annual total compensation of our median employee for 2022 was approximately $56,446. As disclosed in the Summary Compensation Table, our Chief Executive Officer’s annual total compensation for 2022 was $3,231,728. Based on the foregoing, our estimate of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other employees was approximately 57:1.
The foregoing calculation reflects employees located in all of the Company’s operating jurisdictions. At year end, we had approximately 1,100 employees in the United States and the United States Virgin Islands,

and approximately 1,300 employees internationally, principally in Bermuda, the Cayman Islands, and Guyana, with employees and contractors in Guyana accounting for over half of our employees outside of the United States. For purposes of this calculation, we excluded four non-US employees in Canada, as they represent less than 5% of our employee population. Our estimate, using the same compensation measure of taxable wages, of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of our United States employees (excluding the Chief Executive Officer) is 34:1.
In order to give some context to the median annual employee compensation, information regarding the gross domestic product (GDP) per capita for the Company’s main operating areas, as reported by The World Factbook, as published by the Central Intelligence Agency, including estimates of GDP for the most recent year available, is set forth below. This information regarding GDP per capita is deemed to be furnished and not filed.
Country	GDP per capita
Bermuda	$81,300
Cayman Islands	$67,500
Guyana	$21,900
U.S. Virgin Islands	$37,000
United States	$63,700

Pay Versus Performance Table
In 2022, the SEC adopted rules (as required by the Dodd-Frank Act) requiring disclosure of the relationship between the executive compensation actually paid and the financial performance of the Company. The below table outlines, in addition to the amounts listed in the Company’s Summary Compensation Table, the total Compensation Actually Paid (CAP) for the Principal Executive Officer (CEO), which is the Company’s Chief Executive Officer, and the average of the total compensation actually paid for the Non-CEO Named Executive Officers (NEOs), which are the Company’s Chief Financial Officer, Chief Operating Officer, SVP and General Counsel, and SVP—Corporate Development, for the year as indicated. Additionally, the table includes the Company-Selected Measure of Adjusted EBITDA, as defined and described in more detail below.
					Value of Initial Fixed $100 Investment Based On:
Year(a)	Summary Compensation Table Total for CEO(b)	Compensation Actually Paid to CEO(c)	Average Summary Compensation Table Total for Non-CEO NEOs(d)	Average Compensation Actually Paid to Non-CEO NEOs(c)(e)	Total Shareholder Return(f)	Peer Group Total Shareholder Return(g)	Net Income (Loss) (in $000’s)(h)	Company- Selected Measure: Adjusted EBITDA (in $000’s)(i)
2022	3,231,728	3,169,382	1,322,398	1,365,456	85.56	109.59	(7,583)	165,282
2021	3,379,850	2,516,453	1,097,723	855,317	74.18	137.74	(20,809)	129,047
2020	2,653,940	1,644,678	908,400	667,704	76.38	119.96	(708)	120,704

(a)
Each year is from January 1—December 31 of the indicated year.

(b)
The dollar amounts reported are the amounts of total compensation reported for our CEO, Mr. Prior, in the Summary Compensation Table (SCT) for fiscal years 2022, 2021 and 2020.

(c)
The dollar amounts do not reflect the actual amounts of compensation paid to or received by our CEO or other NEOs during the applicable year, but rather are “Compensation Actually Paid” as such term is defined under applicable SEC rules. The amounts include the year-end value of equity awards granted during the reported year and the change in the value of equity awards, granted in previous years, that were unvested at the end of the prior year, measured through the date the awards vested or were forfeited, or through the end of the reported fiscal year.

(d)
For 2022, reflects compensation information for Messrs. Benincasa, Martin, and Leon, and Ms. Mabey. For 2021 and 2020, reflects compensation information for Messrs. Benincasa, Martin, and Kreisher, and Ms. Mabey.

(e)
For 2022, reflects compensation information for Messrs. Benincasa, Martin, and Leon, and Ms. Mabey. For 2021 and 2020, reflects compensation information for Messrs. Benincasa, Martin, and Kreisher, and Ms. Mabey.

(f)
Calculated as cumulative total shareholder return as if $100 was invested in Company common stock on December 31, 2019 measured through the end of the applicable year.

(g)
Calculated as cumulative total shareholder return as if $100 was invested in the Russell 2000 Index on December 31, 2019 measured through the end of the applicable year.

Year	Executive	Summary Compensation Table Total	Less: Stock Awards	Add: Year End Equity Value	Change in Value of Prior Equity Awards	Change in Value of Vested Equity Awards	Compensation Actually Paid
2022	CEO	3,231,728	(1,852,208)	2,254,395	(338,571)	(125,963)	3,169,382
	Other NEOs	1,322,398	(755,563)	919,625	(93,459)	(27,545)	1,365,456
2021	CEO	3,379,850	(2,132,370)	1,605,470	(581,545)	245,058	2,516,453
	Other NEOs	1,097,723	(597,951)	451,611	(154,914)	58,849	855,317
2020	CEO	2,653,940	(1,405,555)	1,137,960	(677,183)	(64,485)	1,644,678
	Other NEOs	908,400	(403,098)	326,354	(155,763)	(8,189)	667,704

The Board currently considers Adjusted EBITDA to be the most important financial performance measure used to link CAP of the CEO and Non-CEO NEOs to Company performance. The Company has defined Adjusted EBITDA as operating income (loss) before depreciation and amortization expense, transaction-related charges, one-time impairment or special charges and the gain (loss) on disposition of assets. In order to more closely align with similar calculations presented by companies in its industry, beginning with its 2023 financial results, the Company plans to exclude non-cash stock-based compensation in its adjustment to derive Adjusted EBITDA. The Company regularly reports on this metric to investors in its quarterly earnings releases, and believes that the inclusion of these non-GAAP financial measures (and the associated reconciliations to the nearest GAAP financial measures) helps investors gain a meaningful understanding of the Company’s core operating results and enhances the usefulness of comparing such performance with prior periods. Accordingly the Board considers Adjusted EBITDA as the best measure to track both Company performance as well as align executive compensation to such performance.
Tabular List of Important Financial Performance Measures
In addition to Adjusted EBITDA, the various metrics and other factors that the Compensation Committee considers in making executive compensation awards on an annual basis are described yearly in greater detail in “Executive Compensation—Compensation Discussion and Analysis.” The four items listed below represent the most important measures the Company is currently using to link executive compensation actually paid to the Company’s actual performance, particularly cash bonus payment awards:
Adjusted EBITDA
Revenue
High Speed Data Subscribers
Mobile Subscribers
The following charts illustrate the relationship between Compensation Actually Paid and the financial performance measures set forth in the table above selected by the Company.

Pay Versus Adjusted EBITDA
Compensation Actually Paid
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
Adjusted EBITDA
$175,000,000
$150,000,000
$125,000,000
$100,000,000
$75,000,000
$50,000,000
$25,000,000
2020
2021
2022
Avg. CAP to Other NEOs
CAP to CEO
Adjusted EBITDA

Pay Versus Revenue
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
Compensation Actually Paid
$800,000,000
$700,000,000
$600,000,000
$500,000,000
$400,000,000
$300,000,000
$200,000,000
$100,000,000
$0
Revenue
2020
2021
2022
Avg. CAP to Other NEOs
CAP to CEO
Revenue

Pay Versus Revenue
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
Compensation Actually Paid
$800,000,000
$700,000,000
$600,000,000
$500,000,000
$400,000,000
$300,000,000
$200,000,000
$100,000,000
$0
Revenue
2020
2021
2022
Avg. CAP to Other NEOs
CAP to CEO
Revenue

Pay Versus High Speed Data Subscribers
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
Compensation Actually Paid
125,000
100,000
75,000
50,000
25,000
0
High Speed Data Subscribers
2021
2022
Avg. CAP to Other NEOs
CAP to CEO
High Speed Data Subscribers

DIRECTOR COMPENSATION
Our Compensation Committee has the responsibility of reviewing and making recommendations to the Board regarding director compensation. We use a combination of cash and stock-based incentive compensation to attract and retain qualified directors. In setting director compensation, we consider the time demand and the requisite knowledge and expertise required for our directors to effectively fulfill their duties and responsibilities to us and our stockholders. We also consider the compensation set by our peer companies in our determination of director compensation.
2022 Director Compensation Table
The table below summarizes the compensation paid to, or earned by, our non-employee directors for the fiscal year ended December 31, 2022. Mr. Michael Prior, our Chairman and Chief Executive Officer, does not receive any compensation for his Board service beyond the compensation he receives as an executive officer of the Company.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Bernard J. Bulkin	135,000(2)	136,512	271,512
James Eisenstein	79,167	136,512	215,679
Richard J. Ganong	91,667	136,512	228,179
April V. Henry	81,644(3)	165,863(4)	247,507
Pamela F. Lenehan	92,000	136,512	228,512
Liane J. Pelletier	61,500	136,512	198,012

(1)
The amounts in this column reflect the grant date fair value calculated in accordance with FASB ASC Topic 718, of awards granted pursuant to our Non-Employee Directors Compensation Policy and our 2008 Plan. Actual shares issued based on the average closing price for the Company’s common stock for the 20 trading days up to and including June 7, 2022. This had the effect of making the dollar value of the stock award higher than the $130,000 retainer as described below.

(2)
Includes amount paid for Dr. Bulkin’s service as shareholder director of the Company’s minority investment in a renewable energy business operating under the “Vibrant” name in India.

(3)
Includes $11,644 in amounts paid to Ms. Henry for her services as a director from March 14, 2022 to her election as director effective June 7, 2022.

(4)
Includes $29,351 in stock awarded to Ms. Henry for her services as a director from March 14, 2022 until June 7, 2022.

Retainers
For the fiscal year ended December 31, 2022, our non-employee directors received an annual retainer of $180,000 (consisting of $50,000 in cash and $130,000 in stock). After noting the fairly wide swings in share prices that can occur in the weeks leading up to the equity award determination, the Compensation Committee determined the number of shares to award each non-employee director by reference to the average closing price for the Company’s common stock for the 20 trading days up to and including June 7, 2022. The Compensation Committee believes that this practice is a fair approach to deal with the positive or negative impact of short term movements in the Company’s share price. In addition to these retainers, our Lead Independent Director also receives an additional annual cash retainer of $25,000 and members of Committees of our Board received additional annual cash payments as follows:

	Fees Earned or Paid in Cash
Committee	Chair	Members
Audit	$23,000	$10,000
Compensation	$15,000	$7,500
Investment	$15,000	$10,000
Nominating and Corporate Governance	$10,000	$4,000

RELATED PERSON TRANSACTIONS
Policy on Related Person Transactions
Our Board has a written Related Person Transaction Policy that sets forth our policies and procedures for the reporting, review, and approval or ratification of each related person transaction. Our Audit Committee is responsible for implementing this policy and determining whether any related person transaction is in our best interests. The policy applies to transactions and other relationships that would need to be disclosed in this Proxy Statement as related person transactions pursuant to SEC rules. In general, these transactions and relationships are defined as those involving a direct or indirect interest of any of our executive officers, directors, nominees for director and 5% stockholders, as well as specified members of the family or household of any of these individuals or stockholders, where we or any of our affiliates have participated in the transaction(s) as a direct party or by arranging the transaction(s) and the transaction(s) involves more than $100,000 in any calendar year. The policy also provides that certain types of transactions are deemed to be pre-approved or ratified, as applicable, by our Audit Committee.
We did not have any related person transactions requiring disclosure under Regulation S-K Item 404 in 2022.

ADDITIONAL INFORMATION
Environmental, Social and Governance Business Integration
We are committed to imbedding our Environmental, Social and Governance (“ESG”) objectives in our business fundamentals and strategies and believe they are built on a strong foundation of transparency and ethics. Our resolve to manage ESG commitments starts with our Board and flows down to executive leadership through to our subsidiaries. We have always paid attention to principles of good governance, corporate citizenship, and environmental stewardship. We believe that strong management of these aspects are all critical to the long-term success of the Company.
Board of Directors Oversight
Our Board has oversight for our ESG strategy, including related policies, programs, and reporting matters. The full Board engages in the impacts of our human capital management strategy, focusing on areas such as corporate culture and employee engagement. Our Audit Committee oversees the Company’s progress on its objectives regarding environmental management, our Nominating and Corporate Governance Committee oversees the Company’s process on its objectives with respect to corporate social responsibility and governance and our Compensation Committee oversees the Company’s progress on its objectives with respect to human capital management.
Executive Oversight
We understand that advancing our ESG commitment starts at the top with our senior management and cascades to our entire organization. To that effect, we have formed an internal Sustainability Council comprised of a diverse slate of representatives from all our locations and subsidiaries. The Sustainability Council’s mandate is to drive change within our organizations by identifying local opportunities and establishing metrics to measure our progress. The council also assists in the communication of ESG messaging within our organization.
Compliance, Anti-Bribery and Anti-Corruption
Our General Counsel provides oversight of compliance and ethics controls, training, and risk assessments and is responsible for our corporate compliance program, which promotes an ethical culture that is compliant with laws, regulations and policies. Our General Counsel reports quarterly on inquiries to our ethics hotline and regularly to the Audit Committee with respect to compliance and ethics-related trends, risks, and action plans.
Network and Data Security and Privacy
Network and data security is crucial to our mission of delivering connectivity services that both our retail and enterprise customers can trust. Our IT department has developed the Company’s cybersecurity program based on NIST standards, with the oversight of our Audit Committee with respect to the Company’s risk management strategy. Both our IT department and our General Counsel regularly report on data security-related industry trends and developments, and have undertaken compliance with local and state privacy regulations in the markets in which we operate.
Human Capital
We recognize that the first step of our community support efforts rests in the investment we make in one of our most valuable assets, our human capital. We seek to promote diversity, equity and inclusion across our workforce, and work to position all employees to succeed. Our annual employee engagement survey provides employees with the opportunity to share confidential feedback and this information drives our long-term plans to improve our work culture. Focus areas for engagement include skills development, and manager performance.
We are working diligently to improve the way technology is used in the diverse communities we serve. We believe a critical element of our success is our local management and staff who are a reflection of the diverse talent available in the communities that we serve. Across our core businesses in all our markets, approximately 40% of senior management and an additional 40% of middle management are women.
Digital Divide
We aspire to make a positive impact by enriching lives in remote and underserved areas through reliable and affordable connectivity to promote remote work, learning and commerce opportunities. We acknowledge the hardships facing these communities and we have increased our efforts to provide connectivity in these challenging areas and support their forward growth. Our Alaska Communications subsidiary has expanded broadband service connecting tens of thousands of underserved locations in some of the most remote areas, providing access to telemedicine, and economic and education opportunities. Our Commnet and NTUA Wireless subsidiaries are working on numerous projects, many of which are partially funded by government grants, to bring fiber into underserved communities including tribal lands and other rural and remote areas. We are doing the same internationally by rapidly deploying fiber and other high-speed solutions to connect homes, businesses, schools, and towers in places like Guyana and the Cayman Islands.
Additional information on our philanthropic and community support initiatives can be found on our website under our corporate responsibility page.
Supply Chain Management
Our procurement organization is responsible for negotiating and contracting for products and services and is a strategic component of our business. We expect supplier business operations to be conducted in compliance with our Human Rights and Labor Rights and Equal Opportunity Employment, Harassment and Anti-Discrimination policies.
ESG Reporting
We endeavor to provide comprehensive ESG disclosure, starting with the industry-specific Sustainability Accounting Standards Board (SASB) framework. We intend to use our website as a platform to release these disclosures, and continued updates can be located on our website.
Environmental Impact
(a)   Mitigating Climate Change Impacts to our Businesses
We recognize our responsibility to preserve and protect the environment and are aware of the risks related to global climate change and their impacts on our business continuity.
Our Chief Operating Officer and each subsidiary chief executive officers have responsibility for their disaster preparedness plans for their specific local risks, including climate-related risks. We have invested in hardening our network assets against major storms, including undergrounding where possible, using composite rather than wooden poles to withstand high wind speeds and reducing the weight of our network spans so they are less susceptible to storm damage. We have detailed protocols to protect our network assets during forecasted storms which include plans to return communication services post storm. In Bermuda and the Cayman Islands, we are investing in network monitoring and hardening the physical plant to lessen the potential impact of future storms. In Guyana, which is outside the historic hurricane zone, we monitor the integrity of the seawall protecting the city of Georgetown from rising sea levels that can in turn impact our communications networks.
While we continue to monitor the impact that environmental related events may have on our businesses, we are conscious of the impact that our business may have, in turn, on the environment. Our services enable remote work, tele-health, and remote learning by delivering high speed data connectivity to consumers, businesses and government entities often in remote and historically underserved markets. As was made even clearer during the pandemic, these connections and services both bring much-needed connectivity to communities while also greatly reducing the need for travel. Increasingly, we are providing solutions that further this impact such as managed network services that help enterprise customers remove power dependent local equipment and reduce the need for travel to other locations.

We are working on ways to minimize the environmental impact from our operations, such as reducing materials waste generated by our operations, recycling and improving automation that will reduce truck rolls needed to support customers, maintain networks and develop our business. While we cannot eliminate these impacts entirely, we continue to deploy measures in an effort to reduce impacts and, in many cases, those same measures may provide economic benefits to our business. For example, we have launched recycling initiatives in our offices and field facilities, and are exploring opportunities to expand those programs, particularly the recycling of work materials like metals, rubber and plastics.
Energy usage in our network and computing equipment is another important area we have targeted for further improvement. In recent years, we have accelerated the replacement of older network equipment which has greatly reduced our power demands and the lower costs and improved quality of service has made those good financial investments as well. We now routinely include power usage in our analysis of new systems and equipment and factor savings into the timing of upgrades and replacements.
(b)   Upcycling and Reuse
The consequences of e-waste disposal pose a serious threat to the environment. The negative effects extend from the soil to water resources and the air we breathe. To help combat the accumulation of landfill waste, we invested in 2021 in an e-device repair company to repurpose broken mobile devices in Bermuda. Based on the success of this program, we are seeking to expand our device repair services to encourage the re-use of handheld devices by many of our operations in the Caribbean.
Human Rights
We believe in respect for human rights as a foundational principle. As an international telecommunications service provider, we strive to respect and promote human rights in all the markets in which we do business. Our Human and Labor Rights Policy is guided by the international human rights principles encompassed by The International Bill of Human Rights and the International Labor Organization’s 1998 Declaration on Fundamental Principles and Rights at Work. This policy applies to all entities that we own or in which we hold a majority interest.
Stockholder Proposals for 2024 Annual Meeting
All suggestions from stockholders are given careful attention. Proposals intended for consideration at next year’s annual meeting of stockholders, including proposals for director nominee candidates, should be sent to ATN International, Inc.; Attn: Secretary, 500 Cummings Center, Suite 2450, Beverly, MA 01915. To be considered for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 of the Exchange Act, such proposals must be received by us by December 30, 2023, and must comply with certain rules and regulations promulgated by the SEC. A stockholder who wishes to make a proposal at the 2024 annual meeting, but does not wish to have the proposal included in the proxy statement for that meeting, must give notice of the proposal to us no later than March 14, 2024, in order for the notice to be considered timely under Rule 14a-4(c)(1) of the Exchange Act.
Householding of Annual Meeting Materials
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement and Annual Report on Form 10-K may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at the following address or telephone number: Investor Relations, ATN International, Inc., Secretary, 500 Cummings Center, Suite 2450, Beverly, MA 01915, (978) 619-1300. If you want to receive separate copies of such materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address or telephone number.
Annual Report and Other SEC Filings
Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K are available on our website at https://ir.atni.com/. These filings and other SEC filings, including our Proxy Statement, are also available on the SEC’s website at www.sec.gov. This Proxy Statement, our Annual Letter to Stockholders and Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and a letter from our Chairman and Chief Executive Officer are also available for viewing, printing and downloading at www.proxyvote.com. To view these materials, please have your control number(s) available that appear on your proxy card.
A copy of these filings, including our Annual Letter to Stockholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (excluding exhibits), may be obtained, at no cost, by writing to ATN International, Inc., Attn: Secretary, 500 Cummings Center, Suite 2450, Beverly, MA 01915.
Our Annual Letter to Stockholders, which is being mailed to stockholders with this Proxy Statement, is not incorporated into this Proxy Statement and is not deemed to be part of the proxy soliciting material.
By order of the Board of Directors,
Mary M. Mabey
Secretary
April 27, 2023

Annex A
ATN INTERNATIONAL, INC.
2023 EQUITY INCENTIVE PLAN
Section 1.   Effectiveness and Purpose.
Effective as of the Effective Date, the ATN International, Inc. 2023 Equity Incentive Plan (as may be amended from time to time, the “Plan”) is hereby established.
The purpose of the Plan is to provide employees of ATN International, Inc., a Delaware corporation (together with its successors, the “Company”), and its subsidiaries, certain consultants and advisers who perform services for the Company or its subsidiaries, and non-employee members of the Board of Directors of the Company, with the opportunity to receive grants of equity awards in the form of incentive stock options, nonqualified stock options, stock appreciation rights, stock awards, stock units, and other stock-based awards. Capitalized terms used in the Plan and not therein defined shall have the meaning assigned to them in Section 2.
The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders.
The Plan is intended to replace the Prior Plan. No additional grants shall be made under the Prior Plan on or after the Effective Date. Outstanding grants under the Prior Plan shall continue in effect according to their terms.
Section 2.   Definitions.
The following terms shall have the meanings set forth below for purposes of the Plan:
(a)   “Affiliate” means, when used with reference to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, or owns greater than fifty percent (50%) of the voting power in, the specified Person (the term “control” for this purpose means the ability, whether by the ownership of shares or other equity interest, by contract or otherwise, to elect a majority of the directors of a corporation, independently to select the managing partner of a partnership or the managing member or the majority of the managers, as applicable, of a limited liability company, or otherwise to have the power independently to remove and then select a majority of those Persons exercising governing authority over an entity, and control shall be conclusively presumed in the case of the direct or indirect ownership of fifty percent (50%) or more of the voting equity interests in the specified Person).
(b)   “Award” means an Option, SAR, Stock Award, Stock Unit or Other Stock-Based Award granted under the Plan.
(c)   “Award Agreement” means the written agreement that sets forth the terms and conditions of an Award, including all amendments thereto.
(d)   “Board” means the Board of Directors of the Company.
(e)   “Cause” has the meaning given to that term in any written employment agreement, offer letter or severance agreement between the Employer and the Participant, or if no such agreement exists or if such term is not defined therein, and unless otherwise defined in the Award Agreement, Cause means a finding by the Committee of any of the following (i) a refusal or material failure by the Participant to perform job duties and responsibilities (other than by reason of serious physical or mental illness, injury, or medical condition); (ii) a failure or refusal by the Participant to comply in any material respect with material Company policies or lawful directives of the Board; (iii) a material breach by the Participant of any contract or agreement between the Participant and the Company (including but not limited to this Agreement and any other confidentiality, restrictive covenant, assignment of inventions agreement or similar agreement between the Participant and the Company), or material breach of any statutory duty, fiduciary duty or any other obligation that Participant owes to the Company; (iv) a commission by the Participant of an act of fraud, theft, embezzlement or other unlawful act against the Company or involving its property or assets; (v) the Participant’s engagement in unprofessional, unethical or other intentional acts that materially discredit the Company or are materially detrimental to the reputation, character or standing of the Company; or (vi) an indictment or conviction or plea of nolo contendere or guilty plea by the Participant with respect to any felony or crime of moral turpitude.
(f)   “CEO” means the Chief Executive Officer of the Company.
(g)   “Change in Control” means, unless otherwise set forth in an Award Agreement, the occurrence of any of the following:
(i)   any person, entity or group (within the meaning of Section 13(2)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) acquires beneficial ownership of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction; provided that, notwithstanding the foregoing, a Change in Control will not be deemed to occur solely because the level of beneficial ownership held by any such person, entity or group (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding; provided, further, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the beneficial owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities beneficially owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;
(ii)   there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not beneficially own, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction, or (B) more than 50% of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their beneficial ownership of the outstanding voting securities of the Company immediately prior to such transaction;
(iii)   there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries to an entity; or
(iv)   individuals who, on the date of this Agreement, are members of the Board (the “Incumbent Board”) cease, during any 12-month period, for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Agreement, be considered as a member of the Incumbent Board.
The Committee may modify the definition of Change in Control for a particular Award as the Committee deems appropriate to comply with Section 409A of the Code or otherwise. Notwithstanding the foregoing, if an Award constitutes deferred compensation subject to Section 409A of the Code and the Award provides for payment upon a Change in Control, then, for purposes of such payment provisions, no Change in Control shall be deemed to have occurred upon an event described in items (i)  – (iv) above unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Section 409A of the Code.

(h)   “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
(i)   “Committee” means the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan. The Committee shall consist of directors who are “non-employee directors” as defined under Rule 16b-3 promulgated under the Exchange Act and “independent directors,” as determined in accordance with the independence standards established by the stock exchange on which the Common Stock is at the time primarily traded.
(j)   “Common Stock” means common stock, par value $0.01 per share, of the Company, and such other securities as may be substituted for Common Stock pursuant to Section 5(c).
(k)   “Disability” or “Disabled” means, unless otherwise set forth in the Award Agreement, a Participant’s becoming disabled within the meaning of the Employer’s long-term disability plan applicable to the Participant.
(l)   “Dividend Equivalent” means an amount determined by multiplying the number of shares of Common Stock subject to a Stock Unit or Other Stock-Based Award by the per-share cash dividend paid by the Company on its outstanding Common Stock, or the per-share Fair Market Value of any dividend paid on its outstanding Common Stock in consideration other than cash. If interest is credited on accumulated divided equivalents, the term “Dividend Equivalent” shall include the accrued interest.
(m)   “Effective Date” means the date the Plan is approved by the Company’s stockholders.
(n)   “employed by, or providing service to, the Employer” means employment or service as an Employee or member of the Board (so that, for purposes of exercising Options and SARs and satisfying conditions with respect to Stock Awards, Stock Units, and Other Stock-Based Awards, a Participant shall not be considered to have terminated employment or service until the Participant ceases to be an Employee or member of the Board), unless the Committee determines otherwise (including but not limited to allowing the continued lapse of any Restriction Period with respect to Stock Awards, Stock Units and Other Stock-Based Awards for any Key Adviser). If a Participant’s relationship is with a subsidiary of the Company and that entity ceases to be a subsidiary of the Company, the Participant will be deemed to cease employment or service when the entity ceases to be a subsidiary of the Company, unless the Participant transfers employment or service to an Employer. If a Participant has military, sick leave or other bona fide leave, the Participant will not be deemed to cease employment or service solely as a result of such leave; provided that such leave does not exceed the longer of 90 days or the period during which the absent Participant’s reemployment rights, if any, are guaranteed by statute or contract. To the extent consistent with applicable law, the Committee may provide that Awards continue to vest for all or a portion of the period of such leave, or that vesting shall be tolled during such leave and only recommence upon the Participant’s return from such leave.
(o)   “Employee” means an employee of the Employer (including an officer or director who is also an employee), but excluding any person who is classified by the Employer as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court. Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.
(p)   “Employer” means the Company and its subsidiaries.
(q)   “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(r)   “Exercise Price” means the per share price at which shares of Common Stock may be purchased under an Option, as designated by the Committee.
(s)   “Fair Market Value” means:
(i)   If the Common Stock is publicly traded, the Fair Market Value per share shall be determined as follows: (A) if the principal trading market for the Common Stock is a national securities exchange, the closing sales price during regular trading hours on the relevant date or, if there were no trades on that date, the latest preceding date upon which a sale was reported, or (B) if the Common Stock is not principally traded on any such exchange, the last reported sale price of a share of Common Stock during regular trading hours on the relevant date, as reported by the OTC Bulletin Board.
(ii)   If the Common Stock is not publicly traded or, if publicly traded, is not subject to reported transactions as set forth above, the Fair Market Value per share shall be determined by the Committee through any reasonable valuation method authorized under the Code.
(t)   “Incentive Stock Option” means an Option that is intended to meet the requirements of an incentive stock option under Section 422 of the Code.
(u)   “Key Adviser” means a consultant or adviser of the Employer.
(v)   “Non-Employee Director” means a member of the Board who is not an Employee.
(w)   “Nonqualified Stock Option” means an Option that is not intended to be taxed as an incentive stock option under Section 422 of the Code.
(x)   “Option” means an option to purchase shares of Common Stock, as described in Section 7.
(y)   “Other Stock-Based Award” means any Award based on, measured by or payable in Common Stock (other than an Option, Stock Unit, Stock Award, or SAR), as described in Section 11.
(z)   “Participant” means an Employee, Key Adviser or Non-Employee Director designated by the Committee to participate in the Plan.
(aa)   “Performance Goals” means the business criteria selected by the Company to measure the level of performance of the Company or an Affiliate during a performance period, which may include, but are not limited to, one or more of the following criteria: (i) net income; (ii) earnings per share; (iii) operating income; (iv) operating cash flow; (v) earnings before income taxes and depreciation; (vi) earnings before interest, taxes, depreciation and amortization; (vii) operating margins; (viii) reductions in operating expenses; (ix) sales or return on sales; (x) total stockholder return; (xi) return on equity; (xii) return on total capital; (xiii) return on invested capital; (xiv) return on assets; (xv) economic value added; (xvi) cost reductions and savings; (xvii) increase in surplus; (xviii) productivity improvements; (xix) an executive’s attainment of personal objectives with respect to any of the foregoing criteria or other criteria such as growth and profitability, customer satisfaction, leadership effectiveness, business development, negotiating transactions and sales or developing long term business goals; (xx) merger and acquisitions; (xxi) strategic goals or objectives (including objectives related to qualitative or quantitative environmental, social or governance metrics); or (xxii) other criteria as determined by the Committee. Performance Goals applicable to an Award shall be determined by the Committee, and may be established on an absolute or relative basis, on a periodic, cumulative, annual or other basis and may be established on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries or business segments. Relative performance may be measured against a group of peer companies, a financial market index or other objective and quantifiable indices.
(bb)   “Person” means any natural person, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other legal entity of any nature whatsoever.
(cc)   “Prior Plan” means the ATN International, Inc. 2008 Equity Incentive Plan, as amended through the Effective Date.
(dd)   “SAR” means a stock appreciation right, as described in Section 10.
(ee)   “Stock Award” means an award of Common Stock, as described in Section 8.
(ff)   “Stock Unit” means an award of a contractual right to receive one or more shares of Common Stock, cash or combination thereof, as described in Section 9, and denominated in a number of shares of Common Stock specified in an Award Agreement.

Section 3.   Administration.
(a)   Committee.   The Plan shall be administered and interpreted by the Committee. The Committee may delegate authority to one or more subcommittees, as it deems appropriate. Subject to compliance with applicable law and the applicable stock exchange rules, the Board, in its discretion, may perform any action of the Committee hereunder. To the extent that the Board, the Committee, a subcommittee or the CEO, as described below administers the Plan, references in the Plan to the “Committee” shall be deemed to refer to the Board, the Committee, or such subcommittee or the CEO.
(b)   Delegation to CEO.   Subject to compliance with applicable law and applicable stock exchange requirements, the Committee may delegate all or part of its authority and power to the CEO, as it deems appropriate, with respect to Awards to Employees or Key Advisers who are not executive officers or directors under Section 16 of the Exchange Act.
(c)   Committee Authority.   The Committee shall have the sole authority to (i) determine the individuals to whom Awards shall be made under the Plan, (ii) determine the type, size, terms and conditions of the Awards to be made to each such individual, (iii) determine the time when the Awards will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (v) amend the terms of any previously issued Award, subject to the provisions of Section 18 below, (vi) determine and adopt terms, guidelines, and provisions, not inconsistent with the Plan and applicable law, that apply to individuals residing outside of the United States who receive Awards under the Plan, and (vii) deal with any other matters arising under the Plan.
(d)   Committee Determinations.   The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any Awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.
(e)   Indemnification.   No member of the Committee or the Board, and no employee of the Company or any Affiliate shall be liable for any act or failure to act with respect to the Plan, except in circumstances involving his or her bad faith or willful misconduct, or for any act or failure to act hereunder by any other member of the Committee or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and the Board and any agent of the Committee or the Board who is an employee of the Company or a subsidiary against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith or willful misconduct.
Section 4.   Awards.
(a)   General.   Awards under the Plan may consist of Options as described in Section 7, Stock Awards as described in Section 8, Stock Units as described in Section 9, SARs as described in Section 10, and Other Stock-Based Awards as described in Section 11. All Awards shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in the Award Agreement. All Awards shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Award, as evidenced by execution of an Award Agreement subject to this Plan. Awards under a particular Section of the Plan need not be uniform as among the Participants.
(b)   Dividends and Dividend Equivalents.   Notwithstanding anything to the contrary herein, any dividends or Dividend Equivalents granted in connection with Awards under the Plan shall vest and be paid only if and to the extent the underlying Awards vest and are paid.

Section 5.   Shares Subject to the Plan.
(a)   Shares Authorized.   Subject to adjustment as described below in Sections 5(b) and 5(e) below, the aggregate number of shares of Common Stock that may be issued or transferred under the Plan shall be 1,432,070 shares of Common Stock, which is equal to the sum of: (i) 1,400,000 shares of Common Stock, plus (ii) 32,070 shares of Common Stock, which is the number of shares of Common Stock reserved for issuance under the Prior Plan that remain available for grant under the Prior Plan as of March 31, 2023. In addition, shares of the Common Stock underlying any outstanding Award granted under the Prior Plan that, following the Effective Date, expires, or is terminated, surrendered or forfeited for any reason without issuance of such shares shall be available for the award of new Awards under this Plan. Subject to adjustment as described below in Sections 5(b) and 5(e) below, the aggregate number of shares of Common Stock that may be issued or transferred under the Plan pursuant to Incentive Stock Options shall not exceed 500,000 shares of Common Stock.
(b)   Source of Shares; Share Counting.   Shares issued or transferred under the Plan may be authorized but unissued shares of Common Stock or reacquired shares of Common Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan, expire or are canceled, forfeited, exchanged or surrendered without having been exercised, or if any Stock Awards, Stock Units or Other Stock-Based Awards are forfeited, terminated or otherwise not paid in full, the shares subject to such Awards shall again be available for purposes of the Plan. If shares of Common Stock otherwise issuable under the Plan are surrendered in payment of the Exercise Price of an Option, then the number of shares of Common Stock available for issuance under the Plan shall be reduced only by the net number of shares actually issued by the Company upon such exercise and not by the gross number of shares as to which such Option is exercised. Upon the exercise of any SAR under the Plan, the number of shares of Common Stock available for issuance under the Plan shall be reduced by only by the net number of shares actually issued by the Company upon such exercise. If shares of Common Stock otherwise issuable under the Plan are withheld by the Company in satisfaction of the withholding taxes incurred in connection with the issuance, vesting or exercise of any Award or the issuance of Common Stock thereunder, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the net number of shares issued, vested or exercised under such Award, calculated in each instance after payment of such share withholding. To the extent any Awards are paid in cash, and not in shares of Common Stock, any shares previously subject to such Awards shall again be available for issuance or transfer under the Plan. For the avoidance of doubt, if shares are repurchased by the Company on the open market with the proceeds of the Exercise Price of Options, such shares may not again be made available for issuance under the Plan.
(c)   Substitute Awards.   Shares issued or transferred under Awards made pursuant to an assumption, substitution or exchange for previously granted awards of a company acquired by the Company in a transaction (“Substitute Awards”) shall not reduce the number of shares of Common Stock available under the Plan and available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and shall not reduce the Plan’s share reserve (subject to applicable stock exchange listing and Code requirements).
(d)   Individual Limits for Non-Employee Directors.   Subject to adjustment as described below in Section 5(e), the maximum aggregate grant date value of shares of Common Stock subject to Awards granted to any Non-Employee Director during any calendar year, taken together with any cash fees earned by such Non-Employee Director for services rendered during the calendar year, shall not exceed $1,050,000 in total value. For purposes of this limit, the value of such Awards shall be calculated based on the grant date fair value of such Awards for financial reporting purposes.
(e)   Adjustments.   If there is any change in the number or kind of shares of Common Stock outstanding by reason of (i) a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) a merger, reorganization or consolidation, (iii) a reclassification or change in par value, or (iv) any other extraordinary or unusual event affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Common Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number and kind of shares of Common Stock available for issuance under the Plan, the maximum amount of Awards which a Non-Employee Director may receive in any year, the number and kind of shares covered by outstanding Awards, the number and kind of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such Awards shall be equitably adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, and acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or any business unit, or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. In addition, in the event of a Change in Control, the provisions of Section 13 of the Plan shall apply. Any adjustments to outstanding Awards shall be consistent with Section 409A or 424 of the Code, to the extent applicable. Subject to Section 18(b), the adjustments of Awards under this Section 5(e) shall include adjustment of shares, Exercise Price of Options, base amount of SARs, Performance Goals or other terms and conditions, as the Committee deems appropriate. The Committee shall have the sole discretion and authority to determine what appropriate adjustments shall be made and any adjustments determined by the Committee shall be final, binding and conclusive.
Section 6.   Eligibility for Participation
(a)   Eligible Persons.   All Employees and Non-Employee Directors shall be eligible to participate in the Plan. Key Advisers shall be eligible to participate in the Plan if the Key Advisers render bona fide services to the Employer, the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Key Advisers do not directly or indirectly promote or maintain a market for the Company’s securities.
(b)   Selection of Participants.   The Committee shall select the Employees, Non-Employee Directors and Key Advisers to receive Awards and shall determine the number of shares of Common Stock subject to a particular Award in such manner as the Committee determines.
Section 7.   Options
The Committee may grant Options to an Employee, Non-Employee Director or Key Adviser upon such terms as the Committee deems appropriate. The following provisions are applicable to Options:
(a)   Number of Shares.   The Committee shall determine the number of shares of Common Stock that will be subject to each Award of Options to Employees, Non-Employee Directors and Key Advisers.
(b)   Type of Option and Exercise Price.
(i)   The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees of the Company or its parent or subsidiary corporations, as defined in Section 424 of the Code. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors and Key Advisers.
(ii)   The Exercise Price of Common Stock subject to an Option shall be determined by the Committee and shall be equal to or greater than the Fair Market Value of a share of Common Stock on the date the Option is granted. However, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary corporation of the Company, as defined in Section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of a share of Common Stock on the date of grant.

(c)   Option Term.   The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary corporation of the Company, as defined in Section 424 of the Code, may not have a term that exceeds five years from the date of grant. Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (other than an Incentive Stock Option), the exercise of the Option is prohibited by applicable law, including a prohibition on purchases or sales of Common Stock under the Company’s insider trading policy, the term of the Option shall be extended for a period of 30 days following the end of the legal prohibition, unless the Committee determines otherwise.
(d)   Exercisability of Options.   Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Award Agreement. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.
(e)   Awards to Non-Exempt Employees.   Notwithstanding the foregoing, Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change in Control or other circumstances permitted by applicable regulations).
(f)   Termination of Employment or Service.   Except as provided in the Award Agreement, an Option may only be exercised while the Participant is employed by, or providing services to, the Employer. The Committee shall determine in the Award Agreement under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.
(g)   Exercise of Options.   A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Exercise Price for an Option as specified by the Committee (i) in cash or by check, (ii) unless the Committee determines otherwise, by delivering shares of Common Stock owned by the Participant and having a Fair Market Value on the date of exercise at least equal to the Exercise Price or by attestation (on a form prescribed by the Committee) to ownership of shares of Common Stock having a Fair Market Value on the date of exercise at least equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iv) by withholding shares of Common Stock subject to the exercisable Option, which have a Fair Market Value on the date of exercise equal to the Exercise Price, or (v) by such other method as the Committee may approve. Shares of Common Stock used to exercise an Option shall have been held by the Participant for the requisite period of time necessary to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares to be issued or transferred pursuant to the Option, and any required withholding taxes, must be received by the Company by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance or transfer of such shares.
(h)   Limits on Incentive Stock Options.   Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Common Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.
Section 8.   Stock Awards
The Committee may issue or transfer shares of Common Stock to an Employee, Non-Employee Director or Key Adviser under a Stock Award, upon such terms as the Committee deems appropriate. The following provisions are applicable to Stock Awards:
(a)   General Requirements.   Shares of Common Stock issued or transferred pursuant to Stock Awards may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may, but shall not be required to, establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including, without limitation, restrictions based on the achievement of specific Performance Goals. The period of time during which the Stock Awards will remain subject to restrictions will be designated in the Award Agreement as the “Restriction Period.”
(b)   Number of Shares.   The Committee shall determine the number of shares of Common Stock to be issued or transferred pursuant to a Stock Award and the vesting or other restrictions applicable to such shares.
(c)   Requirement of Employment or Service.   If the Participant ceases to be employed by, or provide service to, the Employer during a period designated in the Award Agreement as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the Award as to which the restrictions have not lapsed, and those shares of Common Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate. To the extent consistent with applicable law, the Committee hereby delegates to the Chief Executive Officer the ability to approve the continued vesting or lapse of restrictions for any Participant following termination, limited only to (i) such period as such Participant remains a Key Adviser to the Company and (ii) Participants who are not executive officers or directors under Section 16 of the Exchange Act.
(d)   Restrictions on Transfer and Legend on Stock Certificate.   During the Restriction Period, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except under Section 16 below. Unless otherwise determined by the Committee, the Company will retain possession of certificates for shares of Stock Awards until all restrictions on such shares have lapsed. Each certificate for a Stock Award, unless held by the Company, shall contain a legend giving appropriate notice of the restrictions in the Award. The Participant shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for Stock Awards until all restrictions on such shares have lapsed.
(e)   Right to Vote and to Receive Dividends.   Unless the Committee determines otherwise, during the applicability of any vesting or restrictions, the Participant shall have the right: (i) to vote shares of Stock Awards and (ii) subject to Section 4(b), to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee, including, without limitation, the achievement of specific Performance Goals.
(f)   Lapse of Restrictions.   All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions, if any, imposed by the Committee. The Committee may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any Restriction Period.
Section 9.   Stock Units
The Committee may grant Stock Units, each of which shall represent one hypothetical share of Common Stock, to an Employee, Non-Employee Director or Key Adviser upon such terms and conditions as the Committee deems appropriate. The following provisions are applicable to Stock Units:
(a)   Crediting of Units.   Each Stock Unit shall represent the right of the Participant to receive a share of Common Stock or an amount of cash based on the value of a share of Common Stock, if and when specified conditions are met. All Stock Units shall be credited to bookkeeping accounts established on the Company’s records for purposes of the Plan.
(b)   Terms of Stock Units.   The Committee may grant Stock Units that vest and are payable if specified Performance Goals, time-based restrictions or other conditions are met, or under other circumstances. Stock Units may be paid at the end of a specified performance period or other period, or payment may be deferred to a date authorized by the Committee. The Committee may accelerate vesting or payment, as to any or all Stock Units at any time for any reason, provided such acceleration complies with Section 409A of the Code. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.
(c)   Requirement of Employment or Service.   If the Participant ceases to be employed by, or provide service to, the Employer prior to the vesting of Stock Units, or if other conditions established by the Committee are not met, the Participant’s Stock Units shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.
(d)   Payment With Respect to Stock Units.   Payments with respect to Stock Units shall be made in cash, Common Stock or any combination of the foregoing, as the Committee shall determine.
Section 10.   Stock Appreciation Rights
The Committee may grant SARs to an Employee, Non-Employee Director or Key Adviser separately or in tandem with any Option. The following provisions are applicable to SARs:
(a)   General Requirements.   The Committee may grant SARs to an Employee, Non-Employee Director or Key Adviser separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the grant of the Incentive Stock Option. The Committee shall establish the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be equal to or greater than the Fair Market Value of a share of Common Stock as of the date of grant of the SAR. The term of any SAR shall not exceed ten years from the date of grant. Notwithstanding the foregoing, in the event that on the last business day of the term of a SAR, the exercise of the SAR is prohibited by applicable law, including a prohibition on purchases or sales of Common Stock under the Company’s insider trading policy, the term shall be extended for a period of 30 days following the end of the legal prohibition, unless the Committee determines otherwise.
(b)   Tandem SARs.   In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Common Stock that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Common Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Common Stock.
(c)   Exercisability.   A SAR shall be exercisable during the period specified by the Committee in the Award Agreement and shall be subject to such vesting and other restrictions as may be specified in the Award Agreement. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Participant is employed by, or providing service to, the Employer or during the applicable period after termination of employment or service as specified by the Committee. A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.
(d)   Awards to Non-Exempt Employees.   Notwithstanding the foregoing, SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change in Control or other circumstances permitted by applicable regulations).
(e)   Value of SARs.   When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Common Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in Section 10(a).
(f)   Form of Payment.   The appreciation in a SAR shall be paid in shares of Common Stock, cash or any combination of the foregoing, as the Committee shall determine. For purposes of calculating the number of shares of Common Stock to be received, shares of Common Stock shall be valued at their Fair Market Value on the date of exercise of the SAR.
Section 11.   Other Stock-Based Awards
The Committee may grant Other Stock-Based Awards, which are awards (other than those described in Sections 7, 8, 9 and 10 of the Plan) that are based on or measured by Common Stock, to any Employee, Non-Employee Director or Key Adviser, on such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be awarded subject to the achievement of Performance Goals or other criteria or other conditions and may be payable in cash, Common Stock or any combination of the foregoing, as the Committee shall determine.
Section 12.   Dividend Equivalents
The Committee may grant Dividend Equivalents in connection with Stock Units or Other Stock-Based Awards in an applicable Award Agreement or at any point following the grant of such Award. Dividend Equivalents, subject to Section 4(c), may be paid currently or accrued as contingent cash obligations and may be payable in cash or shares of Common Stock, and upon such terms and conditions as the Committee shall determine. For the avoidance of doubt, dividends or Dividend Equivalents shall not be granted in connection with Options or SARs.
Section 13.   Consequences of a Change in Control
(a)   Assumption of Outstanding Awards.   Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Awards that are not exercised or paid at the time of the Change in Control shall be assumed by, or replaced with grants (which may be in respect to cash, securities, or a combination thereof) that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation). After a Change in Control, references to the “Company” as they relate to employment matters shall include the successor employer in the transaction, subject to applicable law. For purposes of the foregoing, an Award under the Plan shall not be treated as continued, assumed, or replaced on comparable terms unless it is continued, assumed, or replaced with substantially equivalent terms, including, without limitation, the same vesting terms.
(b)   Treatment on a Change in Control.   Each Award Agreement will provide the treatment, if any, of the applicable Award in the event of a Change in Control or a termination of employment following a Change in Control.
(c)   Other Alternatives.   In the event of a Change in Control, if any outstanding Awards are not assumed by, or replaced with grants that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation), the Committee may (but is not obligated to) make adjustments to the terms and conditions of outstanding Awards, including, without limitation, taking any of the following actions (or combination thereof) with respect to any or all outstanding Awards, without the consent of any Participant: (i) the Committee may determine that outstanding Options and SARs shall automatically accelerate and become fully exercisable and the restrictions and conditions on outstanding Stock Awards, Stock Units, Other Stock-Based Awards and Dividend Equivalents shall immediately lapse; (ii) the Committee may determine that Participants shall receive a payment in settlement of outstanding Stock Units, Other Stock-Based Awards or Dividend Equivalents, in such amount and form as may be determined by the Committee; (iii) the Committee may require that Participants surrender their outstanding Options and SARs in exchange for a payment by the Company, in cash or Common Stock as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Common Stock subject to the Participant’s unexercised Options and SARs exceeds the Option Exercise Price or SAR base amount, and (iv) after giving Participants an opportunity to exercise all of their outstanding Options and SARs, the Committee may terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate. Such surrender, termination or payment shall take place as of the date of the Change in Control or such other date as the Committee may specify. Without limiting the foregoing, if the per share Fair Market Value of the Common Stock does not exceed the per share Option Exercise Price or

SAR base amount, as applicable, the Company shall not be required to make any payment to the Participant upon surrender of the Option or SAR.
Section 14.   Deferrals
The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to such Participant in connection with any Award. If any such deferral election is permitted or required, the Committee shall establish rules and procedures for such deferrals and may provide for interest or other earnings to be paid on such deferrals. The rules and procedures for any such deferrals shall be consistent with applicable requirements of Section 409A of the Code.
Section 15.   Withholding of Taxes
(a)   Required Withholding.   All Awards under the Plan shall be subject to applicable United States federal (including FICA), state and local, foreign country or other tax withholding requirements. The Employer may require that the Participant or other person receiving Awards or exercising Awards pay to the Employer an amount sufficient to satisfy such tax withholding requirements with respect to such Awards, or the Employer may deduct from other wages and compensation paid by the Employer the amount of any withholding taxes due with respect to such Awards, or the Employer may take such other action as the Committee may deem advisable to enable the Employer to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.
(b)   Share Withholding.   The Committee may permit or require the Employer’s tax withholding obligation with respect to Awards paid in Common Stock to be satisfied by having shares withheld up to an amount that does not exceed the Participant’s applicable withholding tax rate for United States federal (including FICA), state and local, foreign country or other tax liabilities. The Committee may, in its discretion, and subject to such rules as the Committee may adopt, allow Participants to elect to have such share withholding applied to all or a portion of the tax withholding obligation arising in connection with any particular Award. Unless the Committee determines otherwise, share withholding for taxes shall not exceed the Participant’s minimum applicable tax withholding amount.
Section 16.   Transferability of Awards
(a)   Nontransferability of Awards.   Except as described in subsection (b) below, only the Participant may exercise rights under an Award during the Participant’s lifetime. A Participant may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to Awards other than Incentive Stock Options, pursuant to a domestic relations order. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Award under the Participant’s will or under the applicable laws of descent and distribution.
(b)   Transfer of Nonqualified Stock Options and Stock Awards.   Notwithstanding the foregoing, the Committee may provide, in an Award Agreement or at such other time after the grant of an award, that a Participant may transfer Nonqualified Stock Options or Stock Awards to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of an Option or Stock Award and the transferred Option or Stock Award shall continue to be subject to the same terms and conditions as were applicable to the Option or Stock Award immediately before the transfer.
Section 17.   Requirements for Issuance or Transfer of Shares
No Common Stock shall be issued or transferred in connection with any Award hereunder unless and until all legal requirements applicable to the issuance or transfer of such Common Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Award on the Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of the shares of Common Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Common Stock issued or transferred under the Plan may be subject to such stop-transfer orders and other restrictions as the Committee deems appropriate to comply with applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.
Section 18.   Amendment and Termination of the Plan
(a)   Amendment.   The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without stockholder approval if such approval is required in order to comply with the Code or other applicable law, or to comply with applicable stock exchange requirements.
(b)   No Repricing of Options or SARs.   Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, Common Stock, other securities or property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities, or similar transactions), the Company may not, without obtaining stockholder approval, (i) amend the terms of outstanding Options or SARs to reduce the Exercise Price of such outstanding Options or base price of such SARs, (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an Exercise Price or base price, as applicable, that is less than the Exercise Price or base price of the original Options or SARs or (iii) cancel outstanding Options or SARs with an Exercise Price or base price, as applicable, above the current stock price in exchange for cash or other securities.
(c)   Termination of Plan.   The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to such stockholder approval.
(d)   Termination and Amendment of Outstanding Awards.   A termination or amendment of the Plan that occurs after an Award is made shall not materially impair the rights of a Participant with respect to such Award unless the Participant consents or unless the Committee acts under Section 19(f) below. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Award. Whether or not the Plan has terminated, an outstanding Award may be terminated or amended under Section 19(f) below or may be amended by agreement of the Company and the Participant consistent with the Plan.
Section 19.   Miscellaneous
(a)   Awards in Connection with Corporate Transactions and Otherwise.   Nothing contained in the Plan shall be construed to (i) limit the right of the Committee to make Awards under the Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Awards to employees thereof who become Employees, or (ii) limit the right of the Company to grant stock options or make other awards outside of the Plan. The Committee may make an Award to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company, in substitution for a stock option or stock awards grant made by such corporation. Notwithstanding anything in the Plan to the contrary, the Committee may establish such terms and conditions of the new Awards as it deems appropriate, including setting the Exercise Price of Options or the base price of SARs at a price necessary to retain for the Participant the same economic value as the prior options or rights.
(b)   Governing Document.   The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.
(c)   Funding of the Plan.   The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Awards under the Plan.

(d)   Rights of Participants.   Nothing in the Plan shall entitle any Employee, Non-Employee Director, Key Adviser or other person to any claim or right to receive an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Employer or any other employment rights.
(e)   No Fractional Shares.   No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. Except as otherwise provided under the Plan, the Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
(f)   Compliance with Law.
(i)   The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer shares of Common Stock under Awards shall be subject to all applicable laws and regulations, and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of Section 422 of the Code, and that, to the extent applicable, Awards comply with the requirements of Section 409A of the Code. To the extent that any legal requirement of Section 16 of the Exchange Act or Section 422 or 409A of the Code as set forth in the Plan ceases to be required under Section 16 of the Exchange Act or Section 422 or 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any Award if it is contrary to law or modify an Award to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.
(ii)   The Plan is intended to comply with the requirements of Section 409A of the Code, to the extent applicable. Each Award shall be construed and administered such that the Award either (A) qualifies for an exemption from the requirements of Section 409A of the Code or (B) satisfies the requirements of Section 409A of the Code. If an Award is subject to Section 409A of the Code, (I) distributions shall only be made in a manner and upon an event permitted under Section 409A of the Code, (II) payments to be made upon a termination of employment or service shall only be made upon a “separation from service” under Section 409A of the Code, (III) unless the Award specifies otherwise, each installment payment shall be treated as a separate payment for purposes of Section 409A of the Code, and (IV) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Section 409A of the Code.
(iii)   Any Award that is subject to Section 409A of the Code and that is to be distributed to a Key Employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Award shall be postponed for six months following the date of the Participant’s separation from service, if required by Section 409A of the Code. If a distribution is delayed pursuant to Section 409A of the Code, the distribution shall be paid within 15 days after the end of the six-month period. If the Participant dies during such six-month period, any postponed amounts shall be paid within 90 days of the Participant’s death. The determination and identification of “Key Employees”, including the number and identity of persons considered Key Employees and the identification date, shall be made by the Committee or its delegate each year in accordance with Section 416(i) of the Code and the “specified employee” requirements of Section 409A of the Code.
(iv)   Notwithstanding anything in the Plan or any Award Agreement to the contrary, each Participant shall be solely responsible for the tax consequences of Awards under the Plan, and in no event shall the Company or any subsidiary or Affiliate of the Company have any responsibility or liability if an Award does not meet any applicable requirements of Section 409A of the Code. Although the Company intends to administer the Plan to prevent taxation under Section 409A of the Code, the Company does not represent or warrant that the Plan or any Award complies with any provision of federal, state, local or other tax law.
(g)   Awards in Foreign Countries; Establishment of Subplans.   The Committee has the authority to award Awards to Participants who are foreign nationals or employed outside the United States on any different terms and conditions than those specified in the Plan that the Committee, in its discretion, believes to be necessary or desirable to accommodate differences in applicable law, tax policy, or custom, while furthering the purposes of the Plan. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Committee’s discretion under the Plan as the Board deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Employer shall not be required to provide copies of any supplement to Participants in any jurisdiction that is not affected. Notwithstanding the foregoing, the Committee may not approve any sub-plan inconsistent with the terms or share limits in the Plan or which would otherwise cause the Plan to cease to satisfy any conditions under Rule 16b-3 under the 1934 Act.
(h)   Company Policies and Clawback Rights.
(i)   All Awards under the Plan shall be subject to any applicable clawback or recoupment policies, share trading policies and other policies that may be approved or implemented by the Board or the Committee from time to time, whether or not approved before or after the Effective Date. The Company may offset any payments due under this Plan or in connection with an Award to a Participant by any required repayments that such Participant under any applicable clawback or recoupment policy; provided than any application of a clawback policy or offset in respect thereof will be applied consistent with Section 409A (as defined below).
(ii)   Subject to the requirements of applicable law, the Committee may provide in any Award Agreement that, if a Participant breaches any restrictive covenant obligation or agreement between the Participant and the Employer (which may be set forth in any Award Agreement) or otherwise engages in activities that constitute Cause either while employed by, or providing service to, the Employer or within a specified period of time thereafter, all Awards held by the Participant shall terminate, and the Company may rescind any exercise of an Option or SAR and the vesting of any other Award and delivery of shares upon such exercise or vesting (including pursuant to dividends and Dividend Equivalents), as applicable on such terms as the Committee shall determine, including the right to require that in the event of any such rescission, (i) the Participant shall return to the Company the shares received upon the exercise of any Option or SAR and/or the vesting and payment of any other Award (including pursuant to dividends and Dividend Equivalents) or, (ii) if the Participant no longer owns the shares, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of any sale or other disposition of the shares (or, in the event the Participant transfers the shares by gift or otherwise without consideration, the Fair Market Value of the shares on the date of the breach of the restrictive covenant agreement (including a Participant’s Award Agreement containing restrictive covenants) or activity constituting Cause), net of the price originally paid by the Participant for the shares. Payment by the Participant shall be made in such manner and on such terms and conditions as may be required by the Committee. The Employer shall be entitled to set off against the amount of any such payment any amounts otherwise owed to the Participant by the Employer.
(i)   Governing Law; Jurisdiction.   The validity, construction, interpretation and effect of the Plan and Award Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof. Any action arising out of, or relating to, any of the provisions of the Plan and Awards made hereunder shall be brought only in the United States District Court for the District of Delaware, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in the State of Delaware, and the jurisdiction of such court in any such proceeding shall be exclusive.

ATN INTERNATIONAL, INC.500 CUMMINGS CENTER, SUITE 2450BEVERLY, MA 01915SCAN TOVIEW MATERIALS & VOTEVOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic deliveryof information up until 11:59 p.m. Eastern Time the day before the cut-off dateor meeting date. Have your proxy card in hand when you access the web siteand follow the instructions to obtain your records and to create an electronicvoting instruction form.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Haveyour proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paidenvelope we have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V07279-P86089KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYATN INTERNATIONAL, INC.The Board of Directors recommends you vote FORthe following:1. To elect the following seven (7) directors to serve on theBoard of Directors of the Company until their successorsare elected and qualified or their earlier death, resignationor removal:Nominees:For Against AbstainThe Board of Directors recommends you vote FORproposals 2 and 3.For Against Abstain1a. Bernard J. Bulkin2. To approve the adoption of the Company’s 2023 EquityCompensation Plan and the reservation of 1,400,000shares of Company common stock for issuancetherewith.1b. Richard J. Ganong1c. April V. Henry3. To hold an advisory vote (known as a “Say on Pay” vote) on thecompensation of the Company’s named executive officers.1d. Derek HudsonThe Board of Directors recommends you vote3 Years on proposal 4.3 Years 2 Years 1 Year Abstain1e. Patricia Jacobs4. To hold an advisory vote (known as a "SayWhen on Pay" vote) on the frequency offuture advisory votes on the compensationof our named executive officers.1f. Pamela F. Lenehan1g. Michael T. PriorThe Board of Directors recommends you vote FORproposal 5.For Against AbstainYes No5. To ratify the selection of PricewaterhouseCoopers LLPas independent auditors for the Company for the fiscalyear ending December 31, 2023.Please indicate if you plan to attend this meeting.NOTE: In their discretion, the Proxies are authorized to vote uponsuch other further business, if any, as may properly come beforethe meeting or any adjournment or postponement thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Jointowners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important notice regarding the Internet availability of proxy materialsfor the Annual Meeting of Stockholders to be held on June 6, 2023.The Proxy Statement, Letter to Stockholders and the Annual Report on Form 10-K for the fiscal year endedDecember 31, 2022, are available at http://ir.atni.com/financials.cfmThe annual meeting is scheduled to take place at 9:00 a.m., local time, at 500 Cummings Center, Suite 2450, Beverly, MA 01915.Even if you expect to attend the annual meeting, please promptly complete, sign, date and mail this proxy card. Stockholders who attend the meeting may revoke their proxies and vote during the meeting if they so desire.V07280-P86089ATN INTERNATIONAL, INC.ANNUAL MEETING OF STOCKHOLDERS - JUNE 6, 2023THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANYThe undersigned appoints Michael T. Prior and Mary M. Mabey and each of them, as proxies, each with the power of substitution, and hereby authorizes them to represent and to vote as instructed herein, all shares of Common Stock of ATN International, Inc.held of record by the undersigned on April 14, 2023, at the Annual Meeting of Stockholders to be held on June 6, 2023 or any adjournment or postponement thereof on the matters set forth in the Notice and Proxy Statement.THIS PROXY WHEN PROPERLY EXECUTED WILL
BE VOTED IN THE MANNER INSTRUCTED ON THE REVERSE SIDE. IF NO INSTRUCTIONS ARE INDICATED, THE PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN ITEM 1, "FOR" ITEMS 2, 3,AND 5 AND "3 YEARS" ON ITEM 4 AND AT THE DISCRETION OF THE PROXIES NAMED ABOVE, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.(Continued and to be marked, dated and signed on other side)